                                                                   EXHIBIT 10.10


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                     PARTNERSHIP INTEREST PURCHASE AGREEMENT


                                  BY AND AMONG


                      ENHANCE FINANCIAL SERVICES GROUP INC.

                AND ENHANCE C-BASS RESIDUAL FINANCE CORPORATION,

                                   AS SELLERS,



                         CREDIT - BASED ASSET SERVICING



               AND SECURITIZATION LLC, AS AN ACCOMMODATING PARTY,



                                       AND


                         RESIDENTIAL FUNDING CORPORATION

                           AND RFC ACQUISITION CORP.,

                                  AS PURCHASERS



                            DATED SEPTEMBER 28, 2000

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





                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I DEFINITIONS........................................................1


ARTICLE II PURCHASE AND SALE OF PARTNERSHIP INTERESTS.......................13
      2.1   Purchase and Sale of Partnership Interests......................13
      2.2   Purchase Price..................................................13
      2.3   Review and Purchase Price Adjustment............................13


ARTICLE III CLOSING.........................................................18
      3.1   Closing and Closing Date........................................18


ARTICLE IV GENERAL REPRESENTATIONS AND WARRANTIES OF SELLERS AND
           COMPANY..........................................................19
      4.1   Organization....................................................19
      4.2   Authority.......................................................19
      4.3   Non-Contravention...............................................20
      4.4   Consents, Approvals and Notices.................................20
      4.5   Title to Partnership Interests..................................21
      4.6   Partnership Activities..........................................21
      4.7   Securities Laws.................................................21
      4.8   Ownership of Partnership Interests; Capitalization of
            the Company and Related Companies; Existing Options.............21
      4.9   Financial Statements; Records...................................22
      4.10  Litigation......................................................23
      4.11  Compliance with Laws............................................24
      4.12  Absence of Certain Changes or Events............................24
      4.13  Taxes...........................................................25
      4.14  Employee Benefits...............................................26
      4.15  Property........................................................28
      4.16  Insurance.......................................................29
      4.17  Intellectual Property...........................................29
      4.18  Material Contracts..............................................31
      4.19  Employee Matters................................................33
      4.20  Brokers.........................................................34
      4.21  No Undisclosed Liabilities......................................34
      4.22  Receivables.....................................................34
      4.23  Powers of Attorney..............................................35
      4.24  Reports.........................................................35
      4.25  Derivative Transactions.........................................35
      4.26  REMIC Residual Interests........................................35

      4.27  Statements Made.................................................36


ARTICLE V MORTGAGE BANKING AND RELATED REPRESENTATIONS OF SELLERS
          AND COMPANY.......................................................36
      5.1   Portfolio Information; Related Matters..........................36
      5.2   Enforceability of Agreements....................................37
      5.3   Advances........................................................38
      5.4   No Recourse.....................................................38
      5.5   Mortgage Loan Representations and Warranties....................39
      5.6   Mortgage Banking Qualification..................................41
      5.7   Custodial Accounts..............................................41
      5.8   Inquiries.......................................................42
      5.9   IRS Reports.....................................................42
      5.10  Securitization Transactions.....................................42
      5.11  Certain Due Diligence...........................................43


ARTICLE VI GENERAL REPRESENTATIONS AND WARRANTIES OF PURCHASERS.............43
      6.1   Organization....................................................43
      6.2   Authority.......................................................43
      6.3   Non-Contravention...............................................44
      6.4   Consents........................................................44
      6.5   Brokers.........................................................44
      6.6   No Regulatory Impediment........................................44
      6.7   Securities Laws.................................................44
      6.8   Availability of Funds...........................................45
      6.9   Litigation......................................................45


ARTICLE VII COVENANTS.......................................................45
      7.1   Conduct of Business.............................................45
      7.2   Access to Records, Etc..........................................46
      7.3   Taking of Necessary Action......................................47
      7.4   Non Competition and Related Matters.............................48
      7.5   Public Announcements............................................49
      7.6   Further Assurances..............................................49
      7.7   Non-Solicitation................................................50
      7.8   Insurance.......................................................50


ARTICLE VIII CONDITIONS TO THE CLOSING......................................50
      8.1   Conditions to Obligations of Each Party.........................50
      8.2   Additional Conditions to the Obligations of Purchasers..........51
      8.3   Additional Conditions to the Obligations of Sellers.............52

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER................................53
      9.1   Termination.....................................................53
      9.2   Effect of Termination...........................................54


ARTICLE X TAX MATTERS.......................................................54
      10.1  Returns.........................................................54
      10.2  Contests........................................................55
      10.3  Payment of Taxes................................................55
      10.4  Notices.........................................................56
      10.5  Cooperation.....................................................57
      10.6  Transfer Taxes..................................................57


ARTICLE XI INDEMNIFICATION BY SELLERS.......................................57
      11.1  Indemnification.................................................57
      11.2  Indemnification Procedure.......................................58
      11.3  Limitation on Liability.........................................60


ARTICLE XII INDEMNIFICATION BY PURCHASER....................................61
      12.1  Indemnification.................................................61
      12.2  Indemnification Procedure.......................................61
      12.3  Limitation on Liability.........................................62


ARTICLE XIII GENERAL PROVISIONS.............................................62
      13.1  Notices.........................................................62
      13.2  Interpretation..................................................64
      13.3  Amendment and Modification; Waiver..............................64
      13.4  Entire Agreement................................................64
      13.5  Fees and Expenses...............................................64
      13.6  Third Party Beneficiaries.......................................65
      13.7  Assignment; Binding Effect......................................65
      13.8  Governing Law...................................................65
      13.9  Counterparts....................................................65


ARTICLE XIV CONCERNING THE EXONERATION OF THE COMPANY AND THE
            RELATED COMPANIES...............................................65
      14.1  Accommodation...................................................65
      14.2  Exoneration.....................................................66

      SELLER DISCLOSURE SCHEDULE

      Section 4.3             -     Non-Contravention
      Section 4.4             -     Consents, Authorizations, Third Party
                                     Consents
      Section 4.8(b)          -     Membership Interests
      Section 4.8(c)          -     Outstanding Membership Interest Rights
      Section 4.8(d)          -     Options to Acquire Other Interests
      Section 4.8(e)          -     Related Companies
      Section 4.8(f)          -     Officers, Directors and Managers
      Section 4.9(a)          -     Financial Statements of Company and Related
                                     Companies
      Section 4.9(b)          -     Financial Statements of Partnership
      Section 4.10            -     Litigation, Orders, Judgments, Injunctions
                                     and Decrees
      Section 4.11(a)         -     Applicable Requirements
      Section 4.12            -     Certain Changes or Events
      Section 4.13(a)         -     Taxes
      Section 4.13(g)         -     Tax Basis
      Section 4.13(h)         -     Capital Accounts and Tax Basis
      Section 4.14(a)         -     Employee Benefit Plans
      Section 4.14(b)(xii)    -     Excess Employee Benefits
      Section 4.14(b)(xiii)   -     Transaction Effects on Benefits
      Section 4.15            -     Leases, Liens and Impairments to Use of
                                     Property
      Section 4.16            -     Insurance
      Section 4.17            -     Intellectual Property
      Section 4.18            -     Material Contracts
      Section 4.19(a)         -     Employment Investigations
      Section 4.23            -     Powers of Attorney; Bank Accounts
      Section 4.26            -     REMIC Residual Interests
      Section 5.1(b)          -     Securitization Receivables and Collateral
                                     Certificates
      Section 5.2(a)          -     Listed Agreements
      Section 5.2(b)          -     Defaults
      Section 5.2(c)          -     Breaches of Representations and Warranties
      Section 5.2(d)          -     Liens on Agreements
      Section 5.4             -     Recourse Loans
      Section 5.5             -     Exceptions to Representations and Warranties
      Section 5.5(e)          -     Physical Damage
      Section 5.6             -     Agency Approvals, Licenses, Etc.
      Section 5.8             -     Audits and Inquiries

      PURCHASER DISCLOSURE SCHEDULE

      Section 6.4             -     Consents, Authorizations, Etc.
      Section 7.1(b)          -     RFC Representatives
      Section 8.2(i)(i)       -     Officers and Key Employees
      Section 8.2(i)(ii)      -     Officers and Key Employees
      Section 11.1(d)         -     Retained Liabilities

      EXHIBITS

      Exhibit A               -     Form of Assignment of Partnership Interest
      Exhibit 2.3             -     Financial Assets
      Exhibit 2.3(g)(iii)     -     Performing Loan Market Value Methodology

                     PARTNERSHIP INTEREST PURCHASE AGREEMENT


      This PARTNERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement"), is dated September 28, 2000 (the "Effective Date"), by and among ENHANCE FINANCIAL SERVICES GROUP INC., a New York corporation ("EFS"), and ENHANCE C-BASS RESIDUAL FINANCE CORPORATION, a Delaware corporation ("Enhance GP" and, together with EFS, the "Sellers"), CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC, a Delaware limited liability company (the "Company"), and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation ("RFC"), and RFC ACQUISITION CORP., a Delaware corporation ("RFC Sub" and, together with RFC, the "Purchasers").

                              W I T N E S S E T H:

      WHEREAS, the Sellers own all of the partnership interests (the "Partnership Interests") in Enhance Residuals, L.P., a Delaware limited partnership ("the Partnership"), which is engaged in the business of holding REMIC residual securities and a membership interest in the Company;

      WHEREAS, the Company, directly or indirectly, is engaged in the business of acquiring, selling, securitizing, servicing and subservicing residential mortgage loans and securities based on and backed by such mortgage loans; and

      WHEREAS, on the terms and subject to the conditions set forth herein, the Sellers desire to sell, and Purchasers desire to purchase, the Partnership Interests, and the Company wishes to accommodate such sale in the limited capacity set forth herein.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

      In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the following meanings:

      "ADJUSTABLE RATE LOAN" means any Mortgage Loan in respect of which the related Mortgage Note provides for a rate of interest that fluctuates by reference to any one or more indices (including, without limitation, the prime or base rate announced from time to time by one or more banks, a commercial paper based rate, or a rate derived from the yield on any type of obligation of the United States).

      "ADVANCES" means, with respect to the Company or a Related Company and the Servicing Agreements, Master Servicing Agreements and Certificate Administration Agreements, the moneys that have been advanced by the Company or a Related Company on or before the Closing Date from its funds in connection with its servicing of the Mortgage Loans in accordance with Applicable Requirements (including, without limitation, principal, interest, taxes, ground rents, assessments, insurance premiums and other costs, fees and expenses pertaining to the acquisition of title to and the preservation and the repair of the Mortgaged Properties).

      "AFFILIATE" of a Person means a Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first Person.

      "AGENCY" means FHA, VA, GNMA, FNMA, FHLMC, HUD or a State Agency, as applicable.

      "AGREEMENT" has the meaning set forth in the introductory paragraph hereof.

      "APPLICABLE LAWS" means all applicable federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances) of the United States and of any other country in which a particular Person operates or to which such Person is otherwise subject.

      "APPLICABLE REQUIREMENTS" means and includes, as of the time of reference, with respect to the Mortgage Loans, Servicing, and Securitization Transactions, all of the following: (i) all contractual obligations of the Partnership, the Company or any Related Company with respect to any Securitization Transaction, Servicing under any Servicing Agreement, or any Mortgage Loan Document, (ii) all Applicable Laws binding upon the Partnership, the Company or any Related Company or any Originator or Prior Servicer, (iii) all other applicable requirements and guidelines of each governmental agency, board, commission, instrumentality and other governmental or quasi-governmental body or office having jurisdiction, including, without limitation, those of any Investor and any Insurer, (iv) all other applicable judicial and administrative judgments, orders, stipulations, awards, writs and injunctions and (v) the applicable internal written guidelines of the Company and any Related Company, including, without limitation, the Company's Risk Management Policy Manuals, copies of which have been provided to Purchaser, as each may be modified or amended from time to time after the Effective Date and before the Closing Date with the prior written approval of the Purchasers.

      "AUDITED BALANCE SHEET" has the meaning set forth in Section 4.9(a) hereof.

      "BORROWINGS" means any indebtedness of the Partnership, the Company or the Related Companies to third parties for borrowed money.

      "BUSINESS DAY" means any day which is not a Saturday, Sunday or a day on which national banks are authorized or obligated by law or executive order to be closed in the State of Minnesota or New York.

      "BUYDOWN" means the waiver by the Company or any Related Company of a portion of the Indebtedness of a Mortgage Loan, which can take the form of a reduction of the principal, a credit to escrow or unapplied funds accounts, the forgiving of accrued interest or any combination of the foregoing, and that causes the VA to pay off the remaining amount of the Indebtedness owed and acquired in respect of the related Mortgaged Property.

      "BUYDOWN LOSS" means that portion, if any, of the indebtedness of a borrower with respect to a Mortgage Loan waived by the Company or the Related Company in order to effect a Buydown.

      "CERTIFICATE ADMINISTRATION" means certificate administration services in respect of Collateral Certificate Pools or Mortgage Loans including, without limitation, one or more of the following functions (or a portion thereof): (i) the calculation of payments due to owners of mortgage-backed securities, asset-backed securities, participation certificates or Mortgage Loans; (ii) the transmittal of payments related to Mortgage Loans or Collateral Certificates;
(iii) the transmittal or payment of Advances; (iv) the preparation of reports to Investors, tax authorities or the SEC; (v) the compliance with REMIC or other relevant requirements; and (vi) the performance of certain other administrative functions.

      "CERTIFICATE ADMINISTRATION AGREEMENT" means an agreement pursuant to which a Related Company provides Certificate Administration (including, without limitation, any rights to certificate administration fees).

      "CERTIFICATE ADMINISTRATION PORTFOLIO" means those Mortgage Loans or Collateral Certificates subject to Certificate Administration Agreements.

      "CLAIM NOTICE" means a written notice of a claim for indemnification under
Article XI hereof.

      "CLOSING" has the meaning set forth in Section 3.1(a) hereof.

      "CLOSING BALANCE SHEET AND INCOME STATEMENT" has the meaning set forth in
Section 10.3(a) hereof.

      "CLOSING DATE" has the meaning set forth in Section 3.1(a) hereof.

      "CODE" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

      "COLLATERAL CERTIFICATE" means a security based on and backed by a Mortgage Pool, which security has been pledged, granted or sold to secure or support payments on specific asset-backed securities which are administered pursuant to a specific Certificate Administration Agreement.

      "COLLATERAL CERTIFICATE POOL" means a group of Collateral Certificates that have been pledged, granted or sold to secure or support payments on specific asset-backed securities which are administered pursuant to a specific Certificate Administration Agreement.

      "COLLATERAL CERTIFICATE SALE AGREEMENT" means an agreement pursuant to which the Company or a Related Company has sold or otherwise conveyed Collateral Certificates and with respect to which the Company or such Related Company has a repurchase obligation in the event of a breach by it of a representation, warranty, covenant or undertaking made or given therein.

      "COMPANY'S KNOWLEDGE" means the knowledge of the chief executive officer, the chief operating officer, any executive vice president, any senior managing director, the general counsel, the chief financial officer, and the treasurer/risk manager of the Company, after due and diligent inquiry, including after due and diligent inquiry of the officers of the Related Companies.

      "COMPANY LLC AGREEMENT" means that certain Third Amended and Restated Limited Liability Company Agreement, dated January 1, 2000, among EFS, Mortgage Guaranty Insurance Corporation and C-BASS Holding LLC.

      "COMPETING TRANSACTION" means any agreement, including without limitation, a letter of intent, with respect to the acquisition of the Partnership, the Company or any Related Company, including any agreement with respect to the acquisition of EFS which precludes EFS from selling its indirectly owned Membership Interests, whether by merger, purchase of capital interests, purchase of their respective material assets or properties or other takeover or business combination other than as contemplated by this Agreement, including by virtue of any holder of Membership Interests exercising (i) any rights of first refusal provided for in the Company LLC Agreement or (ii) any tag along sale rights provided for in the Company LLC Agreement; provided, however, any acquisition by the Company or the members thereof of Membership Interests in the Company pursuant to Section 9.5 of the Company LLC Agreement, the Equity Purchase and Exchange Agreement (as defined in the Company LLC Agreement), or with the consent of the Purchaser as contemplated under Section 7.1(b) hereof shall not constitute a Competing Transaction.

      "CONFIDENTIALITY AGREEMENTS" means the agreement dated April 25, 2000, by and between RFC and EFS, and the agreement dated April 25, 2000, by and between RFC and the Company.

      "CONTRACT" means any contract, mortgage, indenture, lease, franchise, license (not to include licenses granted by any State Agency), agreement or instrument to which a Person is a party or by which any of its assets or properties are bound or subject.

      "CONTRACT PARTY" means any Person, other than the Sellers, the Partnership, the Company or any Related Company, that is a party to a Contract.

      "CONTROL" (including the terms "Controlled by" and "under common Control with") means the direct or indirect possession of ordinary voting power to elect a majority of the board of directors (or comparable body) of a Person or other power to direct or cause the direction of the management and policies of such Person.

      "CONVENTIONAL LOAN" means a Mortgage Loan, other than an FHA Loan or VA Loan or any other loan guaranteed or insured by a government agency.

      "CUSTODIAL ACCOUNT" means all funds held or controlled by a Related Company with respect to any Mortgage Loan for the benefit of another Person or for a specified use, including, but not limited to, all principal and interest funds and any other funds due to Investors, buydown funds, funds for the payment of taxes, assessments, insurance premiums, ground rents and similar charges, funds from hazard insurance loss drafts and other mortgage escrow and impound amounts (including interest thereon for the benefit of Mortgagors, if applicable).

      "CUSTODIAL FILE" means, with respect to a Mortgage Loan, all of the documents that must be maintained on file with a document custodian or trustee under Applicable Requirements.

      "DAMAGES" means any and all assessments, judgments, liabilities, losses, costs, damages or expenses (including interest, penalties and reasonable attorneys', accountants', consultants' or experts' fees, expenses and disbursements in connection with an action, suit, proceeding or claim), net of any insurance proceeds or other reimbursement, and increased in an amount equal to any increases in premiums or other amounts due as the result of the related claims for such insurance proceeds or other reimbursement.

      "DISCLOSURE SCHEDULES" means, collectively, the Purchaser Disclosure Schedule and the Seller Disclosure Schedule.

      "EDP" means the electronic data processing servicing bureau or system used by the Company and the Related Companies.

      "EFFECTIVE DATE" has the meaning set forth in the introductory paragraph hereof.

      "EFS" has the meaning set forth in the introductory paragraph hereof.

      "EMPLOYEE BENEFIT PLAN" means any (a) thrift, retirement, deferred compensation, excess benefit, stock, stock option and incentive plan, contract, program, fund or arrangement of any kind, (b) health, life, disability, sick leave or other group insurance arrangement or any other material fringe benefit plan, including but not limited to any severance, vacation, holiday, educational assistance, dependent care assistance or scholarship program, fund or arrangement of any kind, and (c) other plan, program or fund (including any provided for in any employment agreement) providing money, services, property or other benefits, previously or currently maintained, contributed to or entered into by the Company or any Related Company or by any entity on behalf of the Company or any Related Company or any of their employees, or with respect to which the Company or any Related Company has any liability with respect to any employee, beneficiary, director, officer, shareholder, consultant or independent contractor of the Company or any Related Company.

      "ENHANCE GP" has the meaning set forth in the introductory paragraph hereof.

      "ENVIRONMENTAL LAWS" has the meaning set forth in Section 4.11(b) hereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "FHA" means Federal Housing Administration or any successor thereto.

      "FHA LOANS" means Mortgage Loans which are insured by FHA.

      "FHLMC" means Federal Home Loan Mortgage Corporation or any successor thereto.

      "FINANCIAL STATEMENTS" has the meaning set forth in Section 4.9 hereof.

      "FNMA" means Federal National Mortgage Association (now known as "Fannie Mae") or any successor thereto.

      "FORECLOSURE" means the process culminating in the acquisition of title to a Mortgaged Property in a foreclosure sale or by a deed in lieu of foreclosure or pursuant to any other comparable procedure allowed under Applicable Requirements.

      "GAAP" means generally accepted accounting principles in the United States which, unless otherwise indicated, are applied on a consistent basis.

      "GNMA" means Government National Mortgage Association or any successor thereto.

      "GOVERNMENTAL AUTHORITY" means each Agency or other United States federal, state or local governmental commission, board or other regulatory authority or agency or similar entity in other countries in which the applicable Person operates.

      "HAZARDOUS MATERIALS" means, without limitation, gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyl or related or similar materials, asbestos, or any material containing asbestos, and any other substance or material as may be defined as a hazardous or toxic substance by any federal or state or local environmental law, ordinance, rule, regulation, or order, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. 9601, ET SEQ.), the Hazardous Material Transportation Act, as amended (49 U.S.C. 1801, ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. 6901, ET SEQ.), the Federal Water Pollution Control Act, as amended (33 U.S.C. 1251, ET SEQ.), the Clean Air Act, as amended (42 U.S.C. 7401, ET SEQ.), the Clean Water Act (13 U.S.C. 1321, ET SEQ.) and any regulations promulgated pursuant thereto.

      "HSR" means the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations.

      "HUD" means United States Department of Housing and Urban Development or any successor thereto.

      "INDEBTEDNESS" of any Person means (i) all liabilities and obligations, contingent or otherwise, of such Person (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, debentures, notes or other similar instruments, (c) representing the deferred purchase price of property or services (other than liabilities incurred in the ordinary course of business which are not more than ninety (90) days past due), (d) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property), (e) as lessee under capitalized leases, (f) under banker's acceptances and letters of credit, (g) to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other equity interest, or (h) in respect of hedging obligations; (ii) all liabilities and obligations of others of the type described in clause

(i)(a) above that are guaranteed by such Person; and (iii) all liabilities and obligations of others of the type described in clause (i)(a) above that are secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including without limitation accounts and contract rights) owned by such Person (provided that the Indebtedness of this type will be deemed to be in an amount not greater than the fair market value of the property which is or may be subject to the
Lien).

      "INDEMNIFIED PURCHASER ENTITIES" has the meaning set forth in Section 11.1 hereof.

      "INDEMNIFIED SELLER ENTITIES" has the meaning set forth in Section 12.1 hereof.

      "INDEPENDENT ACCOUNTANT" has the meaning set forth in Section 10.1 hereof.

      "INSURER" means (i) a Person who insures or guarantees all or any portion of the risk of loss on any Mortgage Loan, including, without limitation, any Agency and any provider of PMI, standard or special hazard insurance, flood insurance, earthquake insurance or title insurance with respect to any Mortgage Loan or related Mortgaged Property, (ii) a Person who provides, with respect to a Contract or any Applicable Requirements, any fidelity bond, direct surety bond, letter of credit, other credit enhancement instrument or errors and omissions policy, or (iii) a provider of an insurance policy against certain specific losses or shortfalls with respect to Collateral Certificates or Securitization Receivables.

      "INTELLECTUAL PROPERTY" has the meaning set forth in Section 4.17(a) hereof.

      "INTERIM FINANCIAL STATEMENTS" has the meaning set forth in Section
4.9 hereof.

      "INVESTOR" means FHLMC, FNMA, an investor that is not an Agency, including Securitization Trustees, the Sellers or any Affiliate thereof, or any other Person who owns or holds Mortgage Loans serviced or subserviced by a Related Company pursuant to a Servicing Agreement, Master Servicing Agreement or Certificate Administration Agreement, as applicable, or a designee of any of the foregoing acting on behalf of any of the foregoing.

      "IRS" means the Internal Revenue Service of the United States of America or any successor agency or authority.

      "LICENSES" has the meaning set forth in Section 5.6 hereof.

      "LIEN" means any mortgage, pledge, security interest, claim, lien, charge or similar encumbrance.

      "LISTED AGREEMENT" means any Servicing Agreement, Collateral Certificate Sale Agreement or Mortgage Loan Sale Agreement.

      "LITIGATION" means any action, suit, claim or administrative or other proceeding or investigation.

      "MASTER SERVICING" means master servicing services in respect of Mortgage Loans, including, without limitation, one or more of the following functions (or a portion thereof): (i) to supervise and oversee the performance of Servicers of their obligations under Servicing Agreements, and (ii) to cause Mortgage Loans to be serviced in the event a Servicer is terminated.

      "MASTER SERVICING AGREEMENT" means an agreement pursuant to which a Related Company provides Master Servicing (including, without limitation, any rights to Master Servicing fees).

      "MATERIAL ADVERSE EFFECT" means any effect that is, or reasonably could be expected to be, individually or together with all other related or relevant effects, materially adverse to the business, operations, assets, financial condition or future prospects of the Partnership, the Company, any of the Related Companies or EFS (as applicable); PROVIDED, HOWEVER, that a downgrade in the rating of the debt securities of EFS shall not constitute a Material Adverse Effect with respect to EFS unless such downgrade results in such securities being rated by two of the three nationally recognized rating agencies below the following levels: Moody's (senior unsecured debt) Baa2; Standard & Poor's (long term local issuer credit) BBB; Fitch (senior unsecured debt) BBB.

      "MATERIAL CONTRACT" has the meaning set forth in Section 4.18 hereof.

      "MEMBERSHIP INTERESTS" means the limited liability company membership interests in the Company.

      "MORTGAGE ESCROW PAYMENT" means the portion, if any, of a Mortgage Loan Payment that, pursuant to the related Mortgage Loan Documents, must be made by a Mortgagor for deposit in a Custodial Account for the payment of real estate taxes and assessments, insurance premiums, ground rents and similar items.

      "MORTGAGE INSTRUMENT" means, with respect to a Mortgage Loan, a mortgage, deed of trust or other security instrument creating a lien upon real property and any other property described therein which secures a Mortgage Note, together with any assignment, reinstatement, extension, endorsement or modification thereof.

      "MORTGAGE LOAN" means a mortgage loan that either is a Portfolio Loan or as to which a Related Company provides Servicing and that is included in the Servicing Portfolio.

      "MORTGAGE LOAN DOCUMENTS" means the Custodial File and all other documents relating to Mortgage Loans required to document and service the Mortgage Loans by Applicable Requirements, whether on hard copy, microfiche or its equivalent or in electronic format and, to the extent required by Applicable Requirements, credit and closing packages and disclosures.

      "MORTGAGE LOAN PAYMENT" means each scheduled installment amount on a Mortgage Loan, whether for principal, interest, escrow or other purpose, required or permitted to be paid by the Mortgagor in accordance with the terms of the Mortgage Loan Documents.

      "MORTGAGE LOAN SALE AGREEMENT" means an agreement pursuant to which the Company or a Related Company has sold or otherwise conveyed Mortgage Loans and with respect to which the Company or such Related Company has a repurchase obligation in the event of a breach by it of a representation, warranty, covenant or undertaking made or given therein.

      "MORTGAGE LOAN SCHEDULE" means the information provided by the Company or the Sellers with respect to the Mortgage Loans pursuant to Section 5.1 hereof.

      "MORTGAGE NOTE" means a promissory note or notes, or other evidence of Indebtedness, with respect to a Mortgage Loan secured by a Mortgage Instrument, together with any assignment, reinstatement, extension, endorsement or modification thereof.

      "MORTGAGE POOL" means a group of Mortgage Loans that have been pledged, granted or sold to secure or support payments on specific mortgage-backed securities or specific participation certificates.

      "MORTGAGED PROPERTY" means the mortgaged property, consisting of a single parcel of real property with a detached single-family residence thereon, or a two- to four-family dwelling, a townhouse, or an individual condominium unit in a condominium, a cooperative unit, or an individual unit in a planned unit development, that secures a Mortgage Note and that is subject to a Mortgage Instrument.

      "MORTGAGOR" means the obligor(s) on a Mortgage Note.

      "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "ORIGINATOR" means, with respect to any Mortgage Loan, the entity or entities that (i) took the relevant Mortgagor's loan application, (ii) processed the relevant Mortgagor's loan application or (iii) closed and/or funded such Mortgage Loan.

      "OVERLAP PERIOD" has the meaning set forth in Section 10.3 hereof.

      "PARTNERSHIP" has the meaning set forth in the recitals hereto.

      "PARTNERSHIP FINANCIAL STATEMENTS" has the meaning set forth in Section 4.9(b) hereof.

      "PARTNERSHIP INTERESTS" has the meaning set forth in the recitals hereto.

      "PERSON" means any individual, partnership, joint venture, corporation, limited liability entity, trust, unincorporated organization, government or other entity.

      "PMI" means the default insurance provided by private mortgage insurance companies.

      "PORTFOLIO LOAN" means a Mortgage Loan that, as of the Effective Date or the Closing Date, is owned by the Company or a Related Company.

      "PRE-CLOSING PERIODS" has the meaning set forth in Section 10.1 hereof.

      "PREVIOUSLY DISPOSED LOAN" means any Mortgage Loan that is not a Portfolio Loan or a Serviced Loan and that was securitized or sold to any Person by the Company or any Related Company prior to the Closing Date.

      "PREVIOUSLY DISPOSED SERVICING RIGHTS" means any residential mortgage Servicing rights that the Company or any Related Company sold to a Person prior to the Closing Date.

      "PRIOR SERVICER" means any party that was a servicer or subservicer of any Mortgage Loan before the Company or any Related Company or the current Servicer, as applicable, became the servicer or subservicer of the Mortgage Loan.

      "PURCHASE PRICE" has the meaning set forth in Section 2.2 hereof.

      "PURCHASE PRICE ADJUSTMENT AMOUNT" has the meaning set forth in Section
2.3 hereof.

      "PURCHASERS" has the meaning set forth in the introductory paragraph hereof.

      "PURCHASERS' REVIEW" has the meaning set forth in Section 2.3 hereof.

      "PURCHASER DISCLOSURE SCHEDULE" means the disclosure schedule delivered by Purchasers to the Sellers on the Effective Date, and updated (other than with respect to Section 8.2(i)(i), 8.2(i)(ii) and 11.1(d) thereof) and delivered to the Sellers on the Closing Date.

      "RATING AGENCY" means any nationally recognized statistical credit agency that at the time of any determination thereof has outstanding a rating on one or more classes of mortgage-backed securities or asset-backed securities at the request of any issuer of mortgage-backed securities or asset-backed securities.

      "RECOURSE" means any arrangement pursuant to which a Related Company bears the risk of any part of the ultimate losses incurred in connection with a default under or Foreclosure of a Mortgage Loan not owned by the Company or a Related Company, except insofar as such risk of loss is based upon (i) a breach by the Company or a Related Company of a contractual representation, warranty or covenant or (ii) expenses, such as legal fees, in excess of the reimbursement limits, if any, set forth in the Applicable Requirements.

      "RELATED COMPANIES" means Litton Loan Servicing LP, NoteWorld LLC, Wynwood, Inc., South Plains Mortgage LLC, and any Subsidiaries of the Company or any of the foregoing.

      "REMIC" means a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

      "REO" means any real property owned by the Company or a Related Company.

      "RETAINED LIABILITIES" has the meaning set forth in Section 11.1(d) hereof.

      "RFC" has the meaning set forth in the introductory paragraph hereof.

      "RFC SUB" has the meaning set forth in the introductory paragraph hereof.

      "REVIEW DATE" has the meaning set forth in Section 2.3(b) hereof.

      "SEC" means the Securities and Exchange Commission.

      "SECURITIES ACT" has the meaning set forth in Section 4.7 hereof.

      "SECURITIZATION ENTITY" means any trust, corporation, partnership or other entity which holds Mortgage Loans in connection with a Securitization Transaction.

      "SECURITIZATION ISSUER" means any Affiliate of the Company or a Related Company which is the issuer of the Securities or depositor of the Mortgage Loans or Securitization Receivables in any Securitization
Transaction.

      "SECURITIZATION INSTRUMENTS" has the meaning set forth in Section 5.10 hereof.

      "SECURITIZATION RECEIVABLES" means REMIC residual interests and all rights of the Partnership, the Company or the Related Companies to receive payments (including, without limitation, assets classified as residual strips, certificates, or interest only strips on such entities' financial statements) under a Securitization Transaction, but excluding rights to receive payments in respect of Servicing Compensation.
      "SECURITIZATION TRANSACTION" means any transaction, however named, between a Person and any one or more purchasers and/or Investors which provides for the monetization of a discrete pool of mortgage loans and/or mortgage notes through debt securities or ownership interests issued by a special purpose vehicle supported or backed by mortgage loans and/or mortgage notes that have been transferred to the special purpose vehicle by such Person.

      "SECURITIZATION TRUSTEE" means any entity that is a trustee with regard to any Securitization Transaction.

      "SELLERS" has the meaning set forth in the introductory paragraph hereof.

      "SELLER DISCLOSURE SCHEDULE" means the disclosure schedule delivered by the Sellers to the Purchasers on the Effective Date, and updated and delivered to the Purchasers on the Closing Date.

      "SELLERS' INSURANCE POLICIES" has the meaning set forth in Section 7.9(b) hereof.

      "SELLERS' KNOWLEDGE" means the knowledge of any officer or employee of either Seller, after due and diligent inquiry, including after due and diligent inquiry of officers and key employees of the Company and the Related Companies.

      "SERVICER" means the Person responsible for performing the servicing or subservicing functions in connection with a Mortgage Loan in or related to the Servicing Portfolio.

      "SERVICING" means master servicing, servicing and subservicing rights and obligations with respect to the Mortgage Loans, Securitization Receivables, Collateral Certificates or REO, including, without limitation, one or more of the following functions (or a portion thereof): (i) the administration and collection of payments for the reduction of principal and/or the application of interest on a Mortgage Loan; (ii) the collection of payments on account of taxes and insurance; (iii) the remittance of appropriate portions of collected payments; (iv) the provision of full escrow administration; (v) the pursuit of Foreclosure and alternate remedies against a Mortgaged Property; and (vi) the administration and liquidation of REO, together with the right to receive the Servicing Compensation and any ancillary fees arising from or connected to the Serviced Loans, the benefit of the related Custodial Accounts and any other related accounts maintained by the Company or any of the Related Companies pursuant to Applicable Requirements and, in each case, all rights, powers and privileges incident to any of the foregoing, and expressly includes the related Custodial Accounts, the Mortgage Loan Documents and the right to enter into arrangements with third parties that generate ancillary fees and benefits with respect to the Serviced Loans.

      "SERVICING AGREEMENT" means an agreement between an Investor and a Related Company pursuant to which a Related Company provides the Servicing and master services, services or subservices the Serviced Loans in the Servicing Portfolio, including Master Servicing Agreements and Certificate
Administration Agreements.

      "SERVICING COMPENSATION" means any Servicing fees and any other Servicing compensation which the Related Companies are entitled to receive pursuant to any Servicing Agreement.

      "SERVICING PORTFOLIO" means the Mortgage Loans as to which the Company or any of the Related Companies has Servicing responsibilities or receives Servicing Compensation, either pursuant to a Servicing Agreement or as a result of the ownership of the Portfolio Loans, Securitization Receivables, Collateral Certificates or REO.

      "STATE AGENCY" means any state agency or other entity with authority to regulate the mortgage-related activities of the Company or the Related Companies or to determine the investment or servicing requirements with regard to mortgage loan origination, purchasing, servicing, master servicing, certificate administration or collection activity performed by the Company or the Related Companies.

      "SUBSIDIARY" means, with respect to any entity, a corporation or other entity of which 50% or more of the outstanding shares of stock or other equity interests are Controlled by such entity, either directly or indirectly, through one or more intermediaries, except for a trust or other form of passive ownership entity that issues mortgage-backed securities in which the Company or any Related Company has an ownership interest.

      "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

      "TAX RETURN" means any return, declaration, report, claim for refund, or information return relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "THIRD PARTY CONSENTS" has the meaning set forth in Section 4.4 hereof.

      "TRANSFER TAXES" has the meaning set forth in Section 10.7.

      "VA" means the United States Department of Veteran Affairs and any successor thereto.

      "VA LOANS" means Mortgage Loans which are guaranteed by the VA.

      "VA NO BID" means a delinquent VA loan with respect to which the VA has notified the Servicer that the VA intends to exercise its option to pay the amount guaranteed by the VA and relinquish all rights in the Mortgaged Property securing such VA loan to the buyer, the Company, or a Related Company, as the case may be.


                                   ARTICLE II
                   PURCHASE AND SALE OF PARTNERSHIP INTERESTS

      2.1 PURCHASE AND SALE OF PARTNERSHIP INTERESTS. On the terms and subject to the conditions of this Agreement, (a) EFS shall, at the Closing on the Closing Date, sell, transfer, assign and deliver to RFC or its designee all of the limited partnership interests in the Partnership, and (b) Enhance GP shall, at the Closing on the Closing Date, sell, transfer, assign and deliver to RFC Sub all of the general partnership interests in the Partnership, in each case free and clear of any Liens, by execution and delivery of Assignments of Partnership Interests substantially in the form attached hereto as EXHIBIT A.

      2.2 PURCHASE PRICE. In consideration for the Partnership Interests, Purchasers shall pay an amount equal to $100,000,000 (the "Purchase Price") less the Purchase Price Adjustment Amount, if any, by wire transfer of immediately available funds to such account as the Sellers shall designate in writing to RFC at least two (2) Business Days prior to the Closing Date.

      2.3   REVIEW AND PURCHASE PRICE ADJUSTMENT.

      (a) The following definitions shall apply for purposes of this Section
      2.3:

      "CASH FLOW SECURITIES PORTFOLIO AMOUNT" means the valuation produced from models using the total loss estimates, discount rates, and prepayment vector estimates established pursuant to Section 2.3(e) hereof.

      "CONSOLIDATED MORTGAGE RELATED ASSETS" means the assets described as mortgage related assets on the financial statements of the Company. At June 30, 2000, the Consolidated Mortgage Related Assets equaled
$841,325,239.

      "CONSOLIDATED MORTGAGE ASSET ACCRETION" means the interest revenue recognized on the income statement of the Company, based on the applicable discount rate for all Consolidated Mortgage Related Assets.

      "GROSS ADJUSTMENT AMOUNT" means an amount equal to the Review Date Amount, less the sum of (i) the Mortgage Loan and REO Amount, (ii) the Cash Flow Securities Portfolio Amount, and (iii) the Market Spread Adjustment.

      "INTERIM PERIOD" means that period of time beginning on July 1, 2000 and ending on the Review Date.

      "MARKET SPREAD ADJUSTMENT" has the meaning set forth in Section 2.3(f) hereof.

      "MORTGAGE LOANS AND REO AMOUNT" has the meaning set forth in Section 2.3(g) hereof.

      "MORTGAGE SECURITIES" means mortgage-backed securities (including B pieces), participation certificates and other rights of the Company or the Related Companies to receive payments, other than Servicing Compensation, under Securitization Transactions, including, without limitation, assets classified as residual strips, certificates or interest only strips on such entity's financial statements.

      "MORTGAGE SECURITIES MODEL VERIFICATION" has the meaning set forth in Section 2.3(d) hereof.

      "REVIEW DATE AMOUNT" means the Company's valuation of its assets as of June 30, 2000, as indicated on EXHIBIT 2.3 attached hereto and updated as of the Review Date as follows: (i) increased or decreased by an amount equal to (x) the purchase price for all Consolidated Mortgage Related Assets acquired or created by the Company during the Interim Period minus (y) the sale price of all Consolidated Mortgage Related Assets sold by the Company during the Interim Period, (ii) increased by any Consolidated Mortgage Asset Accretion attributable to the Interim Period, (iii) reduced by any Consolidated Mortgage Related Asset cash principal and interest payments received during the Interim Period, (iv) increased by any hedge gains during the Interim Period, (v) reduced by any hedge losses during the Interim Period, and (vi) increased or decreased by any net change to the "Deferred costs-escrow and corporate advances" account and the "Deferred transaction costs" account. The Review Date Amount shall not include any adjustments between June 30, 2000 and the Review Date to the carrying value of Consolidated Mortgage Related Assets to reflect unrealized impairment or enhancement of the value of the Consolidated Mortgage Related Assets. The Company will provide the Purchasers and their agents with schedules showing the calculation of the Review Date Amount and will cooperate reasonably with the Purchasers and their agents in reconciling to their satisfaction the accuracy of the Review Date Amount.

       "WORKOUT METHOD" has the meaning set forth in Section 2.3(g) hereof.

      (b) As of October 31, 2000, or September 30, 2000 if the parties mutually agree (the "Review Date"), Purchasers shall conduct a valuation and review (the "Purchasers' Review") of the Consolidated Mortgage Related Assets, which shall include a determination of the Cash Flow Securities Portfolio Amount, the Market Spread Adjustment and the Mortgage Loans and REO Amount, each of which are components of the Gross Adjustment Amount. If the Gross Adjustment Amount is positive, representing a decline in value of the Consolidated Mortgage Related Assets from the Review Date Amount, then the Purchase Price shall be reduced by an amount (the "Purchase Price Adjustment Amount") equal to 45.94% of the Gross Adjustment Amount. The Purchase Price Adjustment Amount, however, shall not exceed $15,000,000.

      (c) The Company shall perform a review of the Consolidated Mortgage Related Assets as of the Review Date as promptly as practicable and except as otherwise provided in this Section 2.3 shall use principles and methodologies utilized in the ordinary course of business and consistent with the review done by the Company as of March 31, 2000, for the Cash Flow Securities Portfolio Amount and as of June 30, 2000 for the Mortgage Loan and REO Amount. The purpose of the Purchasers' Review, in part, is to duplicate and reconfirm the valuation of certain items included in Consolidated Mortgage Related Assets determined in the review performed by the Company. The Company shall provide reasonable assistance and support to Purchasers and their agents in their efforts to complete the Purchasers' Review simultaneously with completion of the Company's review. The Company shall also reasonably assist Purchasers and their agents prior to the Review Date in preparations that will expedite the Purchasers' Review and the work to be completed in arriving at the Gross Adjustment Amount, if any. In any event, the Purchasers' Review and the Company's review shall have been completed and the Purchase Price Adjustment Amount, if any, shall be determined prior to the Closing Date.

      (d) In order to enable Purchasers to confirm calculations supporting the component of the Review Date Amount consisting of Mortgage Securities (the "Mortgage Securities Model Verification"), the Company will provide to Purchasers and their agents (to the extent such items are used in its review consistent with the last review performed), from time to time upon request of Purchasers, with respect to each Mortgage Security that may be included in the Review Date Amount, an estimated total loss on associated collateral (with related nonlinear loss vectors where applicable), a combined voluntary and involuntary prepayment vector, and a discount rate. The Company will provide access to schedules containing the detailed calculation of each discount rate for each Mortgage Security included as part of EXHIBIT 2.3, to the extent relevant, to Purchasers and their agents for verification of the computations. The Company will assist in reconciliation of all of its INTEX modeled Mortgage Securities valuations with the INTEX modeled valuations as produced by Purchasers' agents. With respect to any Mortgage Securities not modeled by INTEX but instead modeled using the Company's "hand priced" model or other proprietary models, the valuation results will be supported by actual schedules or month-by-month model output. In the event that Purchasers and their agents are unable to reconcile valuations produced by the Company's INTEX model, its "hand-priced" model or other proprietary models, Purchasers may request that such dispute be resolved by a big 5 accounting firm mutually acceptable to the parties which shall determine which of the output of the Company's or the Purchaser's models that are in dispute is more appropriate or whether any proposed adjustment by Purchaser to the output of a model of the Company is appropriate. The output of the model or the adjusted output of the model approved by the big 5 accounting firm will be used by the Purchasers or their agents in the determination of the Cash Flow Securities Amount for the appropriate Mortgage Securities.

      (e) The Company will provide Purchasers and their agents with respect to each Mortgage Security included in the Review Date Amount (to the extent such items are used in its review consistent with the last review performed), an estimated total loss on associated collateral (with related non-linear loss vectors where applicable), a combined voluntary and involuntary prepayment vector, and the discount rate that the Company used in performing its review at the Review Date. Such discount rates shall be computed by the Company consistent with the procedures utilized by the Company as of June 30, 2000, including the return on equity goals set by the Company for each rating class of Mortgage Security. Based upon such information, and such other information as Purchasers deem relevant, Purchasers and their agents shall compute the Cash Flow Securities Portfolio Amount. In the event the Sellers dispute the Purchasers' determination of the Cash Flow Securities Portfolio Amount, Purchasers shall provide the Sellers with the valuation determined by the Purchasers for each Mortgage Security included in the determination of the Cash Flow Securities Portfolio Amount. The Sellers may request that any disputed valuation of any particular Mortgage Security be resolved by a mutually acceptable securities dealer regularly dealing in the market for such securities, which shall determine the appropriate valuation for the disputed Mortgage Security, which valuation shall in any event be set in an amount equal to or between the valuations proposed by the parties.

      (f) Subsequent to the valuation established pursuant to subsection (e) above, all rated (in the category of "B3" or "B-" or higher) Mortgage Securities whose collateral is a rated security will be subject to further valuation by the Purchasers and their agents utilizing spread and overall prepayment speed (combined voluntary plus involuntary) assumptions with respect to such Securities as described below. In making such further valuation, the Purchasers and the Sellers will provide new issuance and secondary spreads for all combinations of asset types and ratings classes and the Company will provide overall prepayment speeds. For purposes of this analysis the Purchaser will utilize the appropriate yield for each Mortgage Security referenced on page QY of the Bloomberg system and inserting such yield in the appropriate place on the yield/price table QY for such Mortgage Security. In the event there is a dispute as to any applicable spread, either Purchasers or Sellers may request that the disputed spread be determined by a mutually acceptable securities dealer regularly dealing in the market for such category of security, which shall determine the appropriate spread, but which shall in any event be set in an amount equal to or between the spread amounts proposed by the Purchasers and Sellers. In the event there is a dispute as to any applicable prepayment speed or yield provided by the Bloomberg system as set forth above, the Purchasers or Sellers may request that the disputed items be determined by a mutually acceptable securities dealer as described above. The further valuation of the rated Mortgage Securities under this subsection (f) shall thereupon be calculated by Purchasers or their agents utilizing the calculator functionality on page QY of the Bloomberg System. If the aggregate rated securities portfolio valuation thereby established is more or less than the aggregate valuation for such rated Mortgage Securities as calculated in the determination of the Cash Flow Securities Portfolio Amount, such difference shall constitute the "Market Spread Adjustment". Notwithstanding the above, Purchasers and Sellers, after consultation with the Company, shall mutually agree to exclude or include certain Mortgage Securities from the above calculation where, due to credit impairment or other well understood market conditions (such as those associated with the evaluation of non-rated securities), such exclusion or inclusion would be appropriate.

      (g) In order to perform the review of those components of Consolidated Mortgage Related Assets consisting of Mortgage Loans and REO, the Company will provide Purchasers and their agents with loan level collateral information in a format similar to that provided for prior due diligence by RFC. Purchasers will determine a market valuation of the Mortgage Loans and REO for the following categories of assets utilizing the specified discount rates or methodology: (i) REO utilizing a discount rate of 13%; (ii) FHA and VA Loans utilizing a discount rate of 9% (or 9.5%, if utilized by the Company with respect to any Mortgage
Loan); (iii) Mortgage Loans (other than as covered by subsection (ii)) that are performing loans utilizing a the methodology set forth on EXHIBIT 2.3(G)(III) hereto, and (iv) Mortgage Loans that are non-performing loans utilizing a discount rate of 13%. In the event that the Sellers dispute the aggregate valuation of any category of assets as determined by Purchaser above, the Sellers may request that any such disputed aggregate value of an asset category be resolved by a mutually acceptable valuation firm which shall determine the appropriate market valuation for the disputed asset category, which shall in any event be set in an amount equal to or between the valuations proposed by the parties and which in the case of a dispute of a valuation covered by subsection
(iii) above shall be resolved using the methodology set forth on EXHIBIT 2.3(G)(III). In the event that the Sellers do not wish for any such disputed aggregate value of an asset category to be resolved by a valuation firm, Sellers may request that such dispute (other than a dispute as to the valuation covered by subsection (iii) above) be resolved by tracking actual performance of the assets within such disputed asset category ("Workout Method"). In such event, the aggregate value of the disputed asset category which had been proposed by the Purchasers shall be used for purposes of determining the Purchase Price Adjustment Amount, if any. Thereafter, beginning with the quarterly period ending on March 31, 2001, and for each subsequent quarterly period, if the actual aggregate net cash proceeds from the collection or disposition of the assets within the disputed asset category after October 31, 2000, and by the end of such period, exceeds the value which has been used by the Purchasers in determining the Purchase Price Adjustment Amount ("Excess Proceeds"), the Purchasers shall within 30 days of the end of such quarterly period pay to the Sellers, as a reduction of the Purchase Price Adjustment Amount, a sum equal to 45.94% of such Excess Proceeds, not to exceed, in any event, the Purchase Price Adjustment Amount, if any, attributable to the disputed asset category of the Mortgage Loans and REO Amount. The market value of the Mortgage Loans and REO as agreed to or as finally determined pursuant to this subsection (without reference to the Workout Method) is referred to herein as the "Mortgage Loans and REO Amount."

      (h) Purchasers and Sellers agree to consult and resolve in good faith any dispute as to the determination or calculation of any amount under this
Section 2.3. If Purchasers and Sellers cannot resolve any such dispute, it shall be resolved by dispute resolution procedures consistent with those otherwise provided for in this Section 2.3. The fees of any independent firm utilized by the parties for any dispute resolution contemplated by Section 2.3 shall be borne half by Purchasers and half by Sellers. Purchasers and Sellers shall indemnify the independent firm in connection its services, provided the independent firm acts in good faith and without negligence.

      (i) Notwithstanding the foregoing provisions of this Section 2.3, the Company shall not be obligated to provide any information described above to any other party to this Agreement to the extent such information is not information owned by the Company or is subject to an obligation of confidentiality of the Company to a third party, unless the relevant third party consents to the disclosure thereof and then only to the extent and for such purposes as set forth in such consent; provided, however, that with respect to estimated total losses, aggregate combined voluntary and involuntary prepayment vectors, discount rates, and loss vectors by aggregate product type, the Company acknowledges that it is either under no obligation to a third party regarding, or the parties hereto have obtained the necessary third party consent to, the disclosure of such information by the Company as contemplated by, and for the purposes described in, this Section 2.3, and the Company shall so disclose such information to the extent such information is used by the Company in its review in accordance with this Section 2.3, consistent with the last review performed.

      (j)   The obligations of the Company under this Section 2.3 are subject to
Article XIV hereof.


                                   ARTICLE III
                                     CLOSING

      3.1   CLOSING AND CLOSING DATE.

      (a) Unless this Agreement shall have been terminated and the transactions herein abandoned pursuant to Section 9.1, subject to the provisions of Article VIII, the closing (the "Closing") of the purchase and sale of the Partnership Interests shall take place at the New York City offices of Kirkpatrick & Lockhart LLP, at 10:00 a.m., New York City time, on the day that is two (2) days after the satisfaction or waiver of the conditions set forth in
Article VIII has occurred, or at such other place and time and on such other date as the parties may agree. The date on which the Closing occurs is herein called the "Closing Date." The parties hereby agree that the effective time of Closing for all purposes shall be 11:59 p.m., New York City time, on the Closing Date.

      (b)   At the Closing, the following actions shall be taken:

            (i) Purchasers shall pay the Purchase Price to the Sellers by wire transfer of immediately available funds to such account as the Sellers shall designate in writing at least two (2) business days prior to the Closing Date;

            (ii) Sellers shall deliver to Purchasers the respective Assignments of Partnership Interests substantially in the form attached hereto as EXHIBIT A (including a certificate of joinder of the Partnership), together with such other documents as Purchasers may reasonably request to evidence the transfer to Purchasers of good and marketable title in and to the Partnership Interests, free and clear of any and all Liens;

            (iii) Sellers shall deliver to Purchasers copies of the resolutions of their respective boards of directors, authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby, which resolutions shall be certified by an appropriate officer of each of the Sellers as true, complete and correct;

            (iv) Purchasers shall deliver to Sellers copies of the resolutions of their respective boards of directors authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby, which resolutions shall be certified by an appropriate officer of each of the Purchasers as true, complete and correct; and

            (v) Each party shall take such other actions, and shall execute and deliver such other instruments or documents, as shall be required under the terms of this Agreement.


                                   ARTICLE IV
          GENERAL REPRESENTATIONS AND WARRANTIES OF SELLERS AND COMPANY

      Sellers, jointly and severally, make the representations and warranties set forth below (which representations and warranties are deemed effective as of the Effective Date and the Closing Date, except to the extent particular representations and warranties state that they are made as of specific dates and are not otherwise stated to be updated). Subject to Article XIV hereof, the Company also makes such representations and warranties but only insofar as they relate to the Company or the Related Companies (which representations and warranties are deemed effective as of the Effective Date and the Closing Date, except to the extent particular representations and warranties state that they are made as of specific dates and are not otherwise stated to be updated).

      4.1   ORGANIZATION.

      (a) Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.

      (b) The Partnership, the Company and each Related Company is, respectively, a company or limited liability entity duly organized, validly existing and, to the extent relevant under Applicable Law, in good standing under the laws of the jurisdiction of its organization. Each of such entities has and at all relevant times has had full power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being and presently proposed to be conducted. The Partnership, the Company and each Related Company are, and at all relevant times have been, duly qualified to do business and in good standing in each jurisdiction in which the nature of their business or properties makes or made such qualification and standing necessary, except where failure to be so qualified or in good standing could not have or would not reasonably be expected to have a Material Adverse Effect.

      4.2 AUTHORITY. Each of the Sellers and the Company has full corporate or limited liability company power and authority to execute and deliver this Agreement, and any documents, agreements and instruments to be executed and delivered by it pursuant to or in connection with this Agreement and to perform its obligations and consummate the transactions contemplated hereunder and thereunder. The execution and delivery by each of the Sellers and the Company of this Agreement and any documents, agreements or instruments to be executed and delivered by it pursuant to or in connection with this Agreement, and the consummation of the transactions and the performance of the obligations contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of each of the Sellers and the Company, and no other corporate proceedings on the part of the Sellers or the

Company are necessary to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by each of the Sellers and the Company and constitutes a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms, and the other documents, agreements and instruments to be executed and delivered by the Sellers and the Company pursuant to this Agreement will, when executed and delivered, be duly and validly executed by the Sellers and the Company and constitute valid and legally binding obligations of each of them, enforceable against each of them in accordance with their terms, except in each case as affected by any bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

      4.3 NON-CONTRAVENTION. Except as described on Section 4.3 of the Seller Disclosure Schedule, the execution and delivery of this Agreement and any document, agreement or instrument to be executed pursuant to this Agreement by the Sellers and the Company do not, and the consummation by each of the Sellers and the Company of the transactions contemplated hereby and thereby and the performance by each of the Sellers and the Company of the obligations which it is obligated to perform hereunder and thereunder will not, (a) violate any provision of the organizational documents of the Sellers, the Partnership, the Company or any Related Company or give rise to any right, privilege, payment, claim or other like opportunity in respect of any partner, member or shareholder of Sellers, the Partnership, the Company or any Related Company, or (b) assuming that all consents, authorizations, orders and approvals of, filings or registrations with, and notices to, each Governmental Authority listed in Sections 4.4 and 5.6 of the Seller Disclosure Schedule and all Third Party Consents listed in Sections 4.4 and 5.6 of the Seller Disclosure Schedule have been obtained or made, (i) violate any Applicable Law, or (ii) violate, result in the termination or the acceleration (or a right of termination or acceleration) of, or conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any Material Contract to which the Sellers, the Partnership, the Company or any Related Company is a party or by which any of their respective assets or properties are bound or affected.

      4.4 CONSENTS, APPROVALS AND NOTICES. Except as described in Section 4.4 or 5.6 of the Seller Disclosure Schedule, no consent, authorization, approval, waiver, order, license, certificate or permit or act of or from, or notice to, any Governmental Authority or private party, any Rating Agency, any party to any Contract to which the Sellers, the Partnership, the Company or any Related Company is a party or by which any of their respective assets or properties are bound or affected, or any other Person (collectively, "Third Party Consents"), is required for (i) the execution and delivery of this Agreement or of any document, agreement or instrument required to be executed pursuant to or in connection with this Agreement by the Sellers, the Partnership, the Company or any Related Company and (ii) the consummation by the Sellers and the Company of the transactions contemplated hereby and thereby.

      4.5 TITLE TO PARTNERSHIP INTERESTS. The sale and delivery to Purchasers of the Partnership Interests pursuant to the provisions of this Agreement will transfer to Purchasers good and marketable title thereto, free and clear of any adverse claims or Liens with respect thereto.

      4.6 PARTNERSHIP ACTIVITIES. Since the Sellers' acquisition of the Partnership Interests and, to the best of the Sellers' Knowledge, since the formation of the predecessor entities, the Partnership has not conducted any activities other than ownership of Securitization Receivables, its Membership Interests in the Company and "cleanup" call rights, and activities incident thereto, including its exercise of rights as a holder of Securitization Receivables (including exercise of "cleanup" call rights and purchases of loans and other assets pursuant thereto and the sale of the loans and assets so purchased).

      4.7 SECURITIES LAWS. The Partnership Interests were acquired by the Sellers and the Partnership's Membership Interests were acquired by the Sellers and the Partnership, respectively, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws. Neither of the Sellers, nor the Partnership, nor any person acting on their behalf, has offered or sold the Partnership Interests or the Membership Interests by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. The offer and sale of the Partnership Interests in the manner contemplated herein are transactions that do not require registration under the Securities Act.

      4.8 OWNERSHIP OF PARTNERSHIP INTERESTS; CAPITALIZATION OF THE COMPANY AND RELATED COMPANIES; EXISTING OPTIONS.

      (a) The Sellers together own all of the Partnership Interests of the Partnership, free and clear of all Liens.

      (b) The Company's authorized capital Membership Interests consists of an unlimited amount of Membership Interests. Section 4.8(b) of the Seller Disclosure Schedule sets forth (i) the Membership Interests that are issued and outstanding and the ownership thereof, all of which are validly issued and fully paid subject to the obligations described in Section 4.8(b) of the Seller Disclosure Schedule, and not subject to preemptive rights; (ii) the number of Membership Interests reacquired by the Company and not cancelled or retired; and
(iii) the number of options or other rights outstanding to purchase or acquire Membership Interests (the "Options"). 45.94% of the issued and outstanding Membership Interests is owned beneficially and of record by the Partnership, free and clear of any Liens. Except as set forth in Section 4.8(b) of the Seller Disclosure Schedule, no holder of any Membership Interests has been required to make any additional capital contributions to the Company which have not been made.

      (c) Except as set forth in Section 4.8(c) of the Seller Disclosure Schedule, there are no outstanding obligations, subscriptions, warrants, calls, redemptive rights, options or other rights of any character calling for the purchase from the Sellers, the Partnership, the Company, or any Related Company, or other contracts or commitments of any of these Persons providing for the issuance of, or the granting of rights to acquire, any partnership or equity interest in the Partnership, the Company or any Related Company, or any rights, securities or other instruments convertible into or exchangeable for any partnership or equity interest in the Partnership, the Company or any Related Company other than those (i) contemplated by this Agreement or (ii) created by Purchasers or any of their Affiliates. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the Partnership Interests, the Membership Interests or any partnership or equity interest in any Related Company.

      (d) The Partnership, the Company and the Related Companies do not own or have any option to acquire, directly or indirectly, any equity interest in any Person, other than ownership of trusts or other forms of passive ownership entities that issue mortgage-backed securities, and except as set forth in
Section 4.8(d) of the Seller Disclosure Schedule.

      (e) The Related Companies are listed on Section 4.8(e) of the Seller Disclosure Schedule and have the authorized and outstanding capitalization as stated therein. The Company owns, directly or through one of its Subsidiaries, all of the issued and outstanding partnership or equity interests of the Related Companies, free and clear of all Liens, contracts, rights, options and assignments whatsoever, and all of such partnership or equity interests are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.

      (f) All officers, directors or managers of the Company and the Related Companies are listed on Section 4.8(f) of the Seller Disclosure Schedule along with a designation of which persons have been designated or appointed directly or indirectly by Sellers.

      4.9   FINANCIAL STATEMENTS; RECORDS.

      (a) Set forth in Section 4.9(a) of the Seller Disclosure Schedule are the following financial statements (collectively, the "Financial Statements"):
(i) consolidated audited balance sheets as of DECEMBER 31, 1999 (the "Audited Balance Sheet"), and DECEMBER 31, 1998, and the related audited statements of operations, changes in equity and cash flows for the years then ended for the Company and the Related Companies, and (ii) consolidated unaudited balance sheets as of June 30, 2000, and the related unaudited statements of operations and changes in equity for the six (6) months then ended for the Company and the Related Companies ("Interim Financial Statements"). Except as otherwise indicated in Section 4.9(a) of the Seller Disclosure Schedule, the Financial Statements were prepared, and reflect the consolidated assets and liabilities and results of operations of the Company and the Related Companies, in accordance with GAAP, applied on a consistent basis throughout the periods covered by such statements, and fairly present the financial position of the Company and the Related Companies as of the dates thereof and the results of the Company's and the Related Companies' operations for the periods then ended (subject, in the case of any unaudited statements, to audit adjustments which are normal in nature and not material in amount, and to the absence of footnotes which are required by GAAP). All changes in accounting methods reflected in the Financial Statements and all adjustments resulting from such changes were made in accordance with GAAP.

      (b) Set forth in Section 4.9(b) of the Seller Disclosure Schedule are the unaudited June 30, 2000 financial statements of the Partnership ("Partnership Financial Statements"). Except as otherwise indicated in Section 4.9(b) of the Seller Disclosure Schedule, such financial statements were prepared, and reflect the assets and liabilities and results of operations of the Partnership, in accordance with GAAP, applied on a consistent basis throughout the period covered by such statements, and fairly present the financial position of the Partnership as of the date thereof and the results of the Partnership's operations for the period then ended (subject to audit adjustments which are normal in nature and not material in amount, and to the absence of footnotes which are required by GAAP). All changes in accounting methods reflected in the Partnership Financial Statements and all adjustments resulting from such changes were made in accordance with GAAP.

      (c) Each of the Partnership, the Company and the Related Companies maintain books and records which accurately reflect in all material respects transactions in reasonable detail, and maintain accounting controls, policies and procedures sufficient to ensure that such transactions are (i) executed in accordance with its management's general or specific authorization, as applicable, and (ii) recorded in a manner which permits the preparation of financial statements in accordance with GAAP and applicable regulatory accounting requirements, and the documentation pertaining thereto is retained, protected and duplicated in accordance with prudent business practices and applicable regulatory requirements. The books and records of the Partnership, the Company and the Related Companies reflect only actual transactions.

      4.10  LITIGATION.

      (a) Except as set forth in Section 4.10 or 4.17(b) of the Seller Disclosure Schedule, there is no Litigation pending or, to the best of the Sellers' Knowledge or the Company's Knowledge, threatened before any court, arbitrator or Governmental Authority against the Partnership, the Company or any Related Company, which seeks (or based on the claimed violations could seek) Damages in excess of $100,000 or claims that any of such entities' ordinary business practices violate in any material respect any Applicable Laws. There is no material investigation, examination or review pending with respect to the Partnership, the Company or any Related Company by any Governmental Authority, other than review of license applications which have been filed or will be filed by the Company or the Related Companies with State Agencies. Section 4.10 of the Seller Disclosure Schedule lists all orders, judgments, injunctions and decrees applicable to the Partnership, the Company or any Related Company and none of such entities is in violation of any such order, judgment, injunction or decree applicable to it.

      (b) None of the Partnership, the Company or any Related Company is subject to any cease-and-desist or other order issued by, or is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive (other than orders or directives of general application applicable to all companies engaged in particular types of businesses) by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Agency or other Governmental Authority that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has any such entity been advised by any Agency or other Governmental Authority that it is considering issuing or requesting any of the foregoing.

      4.11  COMPLIANCE WITH LAWS.

      (a) Except as set forth in Sections 4.11(a), 5.5 or 5.6 of the Seller Disclosure Schedule, the operations of the Partnership, the Company and the Related Companies and any joint ventures, strategic alliances, preferred partner or similar arrangements in which they participate are being conducted in compliance with all Applicable Laws and Applicable Requirements.

      (b) Each of the Partnership, the Company and the Related Companies are, and have been, in compliance with all applicable federal, state and local laws, including common law, regulations and ordinances, and with all applicable decrees and orders, relating to pollution or the discharge of or exposure to Hazardous Materials in the environment or workplace ("Environmental Laws").

      (c) There is no suit, claim, action or proceeding pending or, to the best of the Sellers' Knowledge or the Company's Knowledge, threatened, before any Governmental Authority or other forum in which the Partnership, the Company or any Related Company has been or, with respect to threatened proceedings, may reasonably be expected to be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with Environmental Laws, or (ii) relating to the release into the environment of any Hazardous Material whether or not occurring at or on a site owned, leased or operated by the Partnership, the Company or any Related Company.

      (d) To the best of the Sellers' Knowledge and the Company's Knowledge, there is no reasonable basis for any suit, claim, action or proceeding as described in Section 4.11(c) hereof.

      4.12 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Financial Statements, in the Partnership Financial Statements, or in public reports filed by EFS with the SEC prior to Effective Date, since December 31, 1999, nothing has occurred which has had a Material Adverse Effect upon EFS, the Partnership, the Company or any Related Company. Since December 31, 1999, except as set forth in Section 4.12 of the Seller Disclosure Schedule or as expressly permitted by this Agreement, the Partnership, the Company and the Related Companies have operated their respective businesses only in the ordinary course and consistent with past practice and there has not been:

      (a) any material change by any of such entities in accounting methods, principles or practices, or valuation assumptions with respect to their financial assets (including, but not limited to, assumptions regarding pre-payment speeds, loss curves, loss severity, and similar matters), except as required by Applicable Law or by changes in GAAP;

      (b) except in the ordinary course of business consistent with past practice, any entry by any of such entities into any material contract, transaction or commitment, including any loan, lease, purchase or sale of assets, incurrence of Indebtedness or any commitment therefor;

      (c) any material loss, damage, destruction or any other casualty to any of the properties of any of such entities, other than REO, whether or not covered by insurance (it being understood that material loss, damage, destruction or any other casualty to property subject to Mortgage Instruments in favor of the Company, and to property subject to Mortgage Instruments in favor of the Partnership as a result of the Partnership's exercise of its, shall not be encompassed by this representation);

      (d) any capital expenditure by any of such entities not in the ordinary course of business;

      (e) the declaration or payment of any dividend or other distribution (in kind or otherwise) on, or any recapitalization, combination or subdivision with respect to, or any purchase or redemption of, any of the partnership or equity interests of any of such entities;

      (f) any increase in the salaries or other compensation or employee benefits with respect to any employees of any of such entities other than normal increases in the ordinary course of business consistent with past practices;

      (g) any write-off by or in respect of any of such entities as uncollectible of any note or account receivable, except write-offs in the ordinary course of business consistent with past practice;

      (h) any agreement by any of such entities to do any of the foregoing; or

      (i) an adverse determination or downgrading of any credit rating of the Company or any Related Company by any Rating Agency.

      4.13  TAXES.

        (a) On a timely basis, the Partnership, the Company and each Related Company have filed or caused to be filed, or will file or cause to be filed on or prior to the Closing Date, all Tax Returns which are required to be filed by, or with respect to such entities on or prior to the Closing Date (taking into account any properly granted extensions of time to file any Tax Return). All such Tax Returns were and will be true, complete and correct in all material respects. Except as set forth in Section 4.13(a) of the Seller Disclosure Schedule, all Taxes due and payable by such entities, with respect to taxable years or other taxable periods ending on or prior to the Closing Date have been, or on or prior to the Closing Date will be, paid or adequately disclosed in writing to Purchasers and fully provided for as a continuing liability of the Sellers or the Company except to the extent of items which may be disputed by applicable taxing authorities, but for which there is substantial authority to support the position taken by the taxpayer or which have been adequately reserved against on the Financial Statements in accordance with GAAP. Except as set forth in Section 4.13(a) of the Seller Disclosure Schedule, to the best of the Sellers' Knowledge and the Company's Knowledge, (i) there are no waivers in effect of the applicable statutory period of limitation for Taxes of the Partnership, the Company or the Related Companies for any taxable period, (ii) no audit of any Tax Return of the Partnership, the Company or any Related Company is being conducted by any governmental agency, and (iii) no deficiency assessment or proposed adjustment with respect to any Tax liability of such entities for any taxable period is pending or threatened.

      (b) There are no Liens for Taxes upon any of the assets of the Partnership, the Company or any Related Company, except for Liens for Taxes not yet due and payable, and except for Liens for Taxes on REO (it being understood that Liens for Taxes on property subject to Mortgage Instruments in favor of the Company, and Liens for Taxes on property subject to Mortgage Instruments in favor of the Partnership as a result of the Partnership's exercise of its "cleanup" call rights, shall not be encompassed by this representation).

      (c) The Partnership, the Company and Related Companies have withheld and paid or accrued all Taxes required to have been withheld and paid or accrued in connection with amounts paid or owing to any employee, creditor, independent contractor or other Person, except for such Taxes accruing in the ordinary course of business and not yet due.

      (d) None of the Partnership, the Company or any Related Company is a party to any tax election that could reasonably be expected to have a material adverse ongoing effect on the any of such entities.

      (e) None of the Partnership, the Company or any Related Company is bound by or is a party to any Tax sharing, Tax indemnity, or any similar agreement related to Taxes.

      (f) None of the Partnership, the Company or any Related Company has entered into any agreements that would result in the disallowance or limitation of any Tax deductions pursuant to Section 280G of the Code.

      (g) At December 31, 1999, the aggregate tax basis of the Sellers in the Partnership Interests and the aggregate tax basis of the Partnership in the Securitization Receivables held at such date is accurately reflected in Section 4.13(g) of the Seller Disclosure Schedule.

      (h) At December 31, 1999, the capital account and Membership Interests of each Member of the Company and the tax basis of the Partnership in its Membership Interests is accurately reflected in Section 4.13(h) of the Seller Disclosure Schedule.

      (i) No election under Section 754 of the Code has been made by the Partnership or any predecessor partnership, or will be made by the Partnership in any Tax Return filed before the Closing Date or otherwise prepared under the direction of the Sellers.

      4.14  EMPLOYEE BENEFITS.

        (a) Set forth on Section 4.14(a) of the Seller Disclosure Schedule is an accurate and complete list of each Employee Benefit Plan (i) to which the Partnership, the Company or any Related Company contributes or is a party or by which any such entities is bound or under which any of such entities may have liability and (ii) under which any of such entities (or their beneficiaries) are eligible to participate or derive a benefit, other than any incidental or DE MINIMIS employee benefit which the Company or a Related Company is not required to maintain. With respect to each of the Employee Benefit Plans, the Sellers have delivered to Purchasers true and complete copies of each of the following documents: a copy of the Employee Benefit Plan (including all amendments thereto); a copy of the audited annual report, if required under ERISA, with respect to each such Employee Benefit Plan for the last three (3) years; a copy of the actuarial report, if required under ERISA, with respect to each such Employee Benefit Plan for the last three (3) years; if the Employee Benefit Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; the most recent determination letter received from the IRS with respect to each Employee Benefit Plan that is intended to be qualified under Section 401 of the Code. None of the Partnership, the Company or any Related Company is in breach of any Employee Benefit Plan in any material respect, and each Employee Benefit Plan is in compliance with all Applicable Laws and has been administered and operated in accordance with its terms. Section 4.14(a) of the Seller Disclosure Schedule accurately indicates whether the Employee Benefit Plans are intended to be qualified under the Code and whether such Plans are funded or unfunded.

      (b) (i) All contributions (including all employer contributions and employee salary reduction contributions) to any Employee Benefit Plan required to be paid or accrued by the Partnership, the Company or any Related Company prior to June 30, 2000 have been paid or are properly accrued and reflected on the balance sheet at that date included in the Interim Financial Statements or the Partnership Financial Statements.

            (ii) The Audited Balance Sheet or the Partnership Financial Statements adequately reflect to the extent required by GAAP, all liabilities of the Partnership and the Company and the Related Companies with respect to the Employee Benefit Plans.

            (iii) The Partnership, the Company and the Related Companies have complied with and performed all material obligations and responsibilities arising under ERISA, the Code or otherwise by Applicable Law that are required to be complied with and performed by such entities under or in connection with the Employee Benefit Plans.

            (iv) No liability under Title IV of ERISA has been incurred by the Partnership, the Company or any Related Company since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a risk to any of such entities of incurring liability for premiums due to the Pension Benefit Guaranty Corporation.

            (v) Each Employee Benefit Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS or is the subject of a pending application for a determination letter and, to the best of the Sellers' Knowledge and the Company's Knowledge, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination.

            (vi) No Employee Benefit Plan subject to Title IV of ERISA has been terminated or is or has been the subject of termination proceedings pursuant to Title IV of ERISA.

            (vii) None of the Partnership, the Company or any Related Company has engaged in any transaction in connection with any Plan that could reasonably be expected to result in the imposition of a penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or Tax pursuant to Section 4975(a) of the Code.

            (viii) No liability, claim, action or litigation has been incurred, made, commenced or, to the best of the Sellers' Knowledge or the Company's Knowledge, threatened with respect to any Employee Benefit Plan involving any employees of the Partnership, the Company or any Related Company, other than routine claims for benefits.

            (ix) With respect to any Employee Benefit Plan which is subject to Title IV of ERISA, as of the most recent actuarial valuation prepared for such Employee Benefit Plan, the aggregate present value of the accrued liabilities thereof did not exceed the aggregate fair market value of the assets allocable thereto.

            (x)   No Employee Benefit Plan is a Multiemployer Plan.

            (xi) No "leased employee," as that term is defined in Section 414(n) of the Code, performs services for the Partnership, the Company or any Related Company.

            (xii) Except as set forth in Section 4.14(b)(xii) of the Seller Disclosure Schedule, no Employee Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Partnership, the Company or any Related Company beyond their retirement or other termination of service (other than (i) coverage mandated by Applicable Law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Partnership, the Company or any Related Company, (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary) or (v) as required under employment agreements in effect on January 1, 2000, which have been disclosed on Section 4.14(b)(xii) of the Seller Disclosure Schedule).

            (xiii) Except as set forth in Section 4.14(b)(xiii) of the Seller Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, by themselves (i) entitle any current or former employee or officer of the Partnership, the Company or any Related Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, or (ii) without giving effect to the investments of any pension plans of Purchasers or any pension plan in which Purchaser's employees may participate, result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

      4.15  PROPERTY.

      (a) Except as set forth in Section 4.15 of the Seller Disclosure Schedule, the Partnership, the Company and the Related Companies (i) have good and marketable title, free and clear of all Liens, to their respective properties and assets, real and personal, tangible and intangible, which are reflected on the statements of financial condition of such entities on the Interim Financial Statements or the Partnership Financial Statements or acquired after June 30, 2000, other than for (A) mechanic's or other like liens arising or incurred in the ordinary course of business; (B) Liens for Taxes, assessments and other governmental charges which are not due and payable; (C) Liens for Taxes on REO
(D) other imperfections in title or encumbrances, if any, which, when combined with the Liens in clauses (A), (B) (C) and (E), do not materially impair the use of the properties or assets based upon their present use; and (E) Liens set forth on Section 4.15 of the Seller Disclosure Schedule (it being understood that Liens on property subject to Mortgage Instruments in favor of the Company, and Liens on property subject to Mortgage Instruments in favor of the Partnership as a result of the Partnership's exercise of its "cleanup" call rights, shall not be encompassed by the representation in Section 4.15(a)(i)); and (ii) have the right to occupy, use, possess and control all property presently leased as presently occupied, used, possessed or controlled. With respect to all leases and subleases of the Partnership, the Company and the Related Companies, all rents and other amounts due thereunder have been paid and no such entity is in default under any material term thereof. To the best of the Sellers' Knowledge and the Company's Knowledge, no other party to any such lease or sublease has breached or is in default thereof.

      (b) The Partnership, the Company and Related Companies will be entitled to continue to use unimpaired after the Closing Date (to the extent such use by such entities is unimpaired as of the Closing Date) all property which is material to the assets, liabilities, business, results of operations or financial condition of such entities, except as set forth in Seller's Disclosure Schedule. Except to the extent adequate reserves have been or will be set aside on the books and records of the Partnership, the Company and Related Companies in accordance with GAAP consistently applied, all material tangible personal property of such entities is in good condition, ordinary wear and tear excepted.

      4.16 INSURANCE. Section 4.16 of the Seller Disclosure Schedule lists all policies of insurance relating to the business or operation of the Partnership, the Company or Related Companies in effect as of the date of the Agreement (other than title insurance policies or insurance policies relating exclusively to Mortgage Loans or other loans owned or serviced by the Related Companies), which policies name the Partnership, the Company or the applicable Related Company as an insured party thereunder. As of the Effective Date, all such policies are in full force and effect, all premiums due thereon have been paid, and the Partnership, the Company or the Related Companies, as applicable, have complied in all material respects with the provisions thereof. The insurance coverages the Related Companies maintain with respect to the Servicing Portfolio satisfy all material Agency and Investor requirements and comply with Applicable Law and Applicable Requirements.

      4.17  INTELLECTUAL PROPERTY.

        (a) The Partnership, the Company and Related Companies have the right to use (i) all foreign and domestic patents and patent applications, (ii) all copyright registrations and copyright applications, trademark registrations, trademark registration applications, service mark registrations, service mark registration applications and trade names, (iii) all material unregistered copyrights, trademarks, and service marks, and (iv) all material computer software and proprietary information, in each case which is owned by the Partnership, the Company, a Related Company or an Affiliate thereof and used by any such entity (collectively, the "Intellectual Property"), free and clear of all Liens and licenses to third parties. Section 4.17 of the Seller Disclosure Schedule lists (i) all Intellectual Property owned by the Partnership, the Company or any of the Related Companies that is the subject of a registration or application or constitutes material unregistered copyrights, trademarks or service marks or constitutes material software or proprietary information and
(ii) all license agreements to which the Partnership, the Company or any Related Company is a party or by which any of them is bound relating to Intellectual Property, whether the Partnership, the Company or Related Company is the licensee or licensor thereunder (the "Scheduled Intellectual Property"), other than licenses related to off-the-shelf computer software, or software which is generally commercially available and for which either the purchase price or annual license fee is less than $50,000, used by one or more of those entities. The registrations included in the Scheduled Intellectual Property are valid and subsisting, and to the Sellers' Knowledge and the Company's Knowledge all other Intellectual Property owned by or used by the Partnership, the Company or Related Companies is valid and enforceable.

      (b) Unless otherwise indicated in Section 4.17 of the Seller Disclosure Schedule, (i) there are no existing or, to the best of the Sellers' Knowledge or the Company's Knowledge, threatened claims by any third party based on the use by, or challenging the ownership of, the Partnership, the Company or any Related Company or the validity of any Intellectual Property, or any claims challenging any rights of the Partnership, the Company or any Related Company under the license agreements listed in Section 4.17 of the Seller Disclosure Schedule;
(ii) to the best of the Sellers' Knowledge and the Company's Knowledge, (1) none of the Intellectual Property infringes upon any intellectual property or intellectual property rights of others, (2) none of the Intellectual Property is being infringed by others in any material respect and (3) none of the material rights of Partnership, the Company or any Related Company under the license agreements listed in Section 4.17 of the Seller Disclosure Schedule is being violated in any material respect; (iii) the Partnership, the Company and the Related Companies own all right, title and interest in the Intellectual Property; and (iv) to the best of the Sellers' Knowledge and the Company's Knowledge, none of the Partnership, the Company or any Related Company has received any oral or written claim or demand from any Person pertaining to or challenging the right of any of such entities to use any Intellectual Property, and no Litigation has been instituted, is pending or, to the best of the Sellers' Knowledge or the Company's Knowledge, is threatened which challenges such rights.

      (c) There are no settlements, consents, judgments, injunctions, decrees or orders to which the Partnership, the Company or any Related Company is a party which restrict the Partnership, the Company or any Related Company's rights to use any Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of the Partnership, the Company or any Related Company's rights to own or use any of the Intellectual Property nor require the consent of any government agency or third party to their continued use of the Intellectual Property.

      (d) Any and all software, computer applications and computer hardware used by the Partnership, the Company or any Related Company in the operation of its business (including, without limitation, any EDP software) currently properly calculates all date-related information and data before, during and after the year 2000 without error or degradation of processing capabilities.

      4.18 MATERIAL CONTRACTS. Section 4.18 of the Seller Disclosure Schedule is a complete and accurate list of all Contracts to which the Partnership, the Company or any Related Company is a party on the date hereof (which such Section of the Seller Disclosure Schedule will be updated as of the Closing Date), and with respect to which any party has not completed performance thereunder (with "completed performance" meaning, in the case of a Contract for the purchase or sale of Mortgage Loans, Collateral Certificates, Securitization Receivables or Servicing, that the assets being purchased or sold have been delivered and the purchase price therefor paid), which fall within any of the following categories (each a "Material Contract"):

            (i) any Contract (including the lease of personal property from or to third parties) providing for payments in excess of $250,000 for the remaining term of the Contract, which Contract is not terminable at will by the Partnership, the Company or any Related Company, both without cost or other liability in excess of $25,000 to the Partnership, the Company or Related Company and upon notice of ninety (90) days or less;

            (ii) any Contract in which the Partnership, the Company or any Related Company is participating as a general partner, member, joint venturer, as a preferred party, part of a strategic alliance, or which otherwise involves a sharing of profits or revenues (which shall not include Contracts related to the Company's or Related Companies' ownership interests in a trust or other form of passive ownership entity that issues mortgage-backed securities to which the Company or a Related Company is not a party);

            (iii) any Contract which will survive the Closing under which the Partnership, the Company or any Related Company has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) Indebtedness for borrowed money (including capitalized lease obligations), other than Recourse in connection with the sale in the ordinary course of business of Mortgage Loans or obligations under Servicing Agreements entered into in the ordinary course of business, disclosed pursuant to Section 5.4;

            (iv) any Contract pursuant to which the Partnership, the Company or any Related Company leases real property;

            (v) any Contract prohibiting or materially restricting the Partnership, the Company, or any Related Company from competing in any business;

            (vi) any Contract between the Sellers or any of their Affiliates (other than the Partnership, the Company or any Related Company), on the one hand, and the Partnership, the Company or any Related Company on the other hand;

            (vii) any Contract between the Partnership, the Company or any Related Company, on the one hand, and any Affiliate, officer, director or equity holder of the Partnership, the Company or any Related Company or any Affiliate of any such officer, director or equity holder, on the other hand;

            (viii) any Contract between any Related Company and an insurance company which has authorized the Related Company to act as such insurance company's representative in the sale, placement, writing or administration of insurance;

            (ix) any Contract with any Person providing for the payment of fees or other compensation to such Person in excess of $100,000 per annum or $200,000 for the remaining term of such Contract and which is not terminable at will by the Partnership, the Company or any Related Company, both without cost or other liability in excess of $50,000 to the Partnership, the Company or Related Company and upon notice of ninety (90) days or less;

            (x) each Contract with respect to the employment of any present or former directors, officers, employees or consultants with continuing payment obligations, other than those terminable within thirty (30) days without payment.

            (xi) each Contract which, upon the occurrence of any one or more specified acts or events (including without limitation, the consummation of the transactions contemplated by this Agreement or the termination of the employment of any person, or both), will result in any payment (whether of severance pay or otherwise) in excess of $50,000 becoming due from the Partnership, the Company or any Related Company to any present or former director, officer, employee or consultant thereof;

            (xii) each Contract any of the benefits of which, automatically or at the option of a Contract Party, will be increased, or the vesting of the benefits of which, automatically or at the option of a Contract Party, will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

            (xiii) any Contract providing for the purchase or sale, on or after the Effective Date, of Servicing rights associated with Mortgage Loans with an aggregate principal balance in excess of $10,000,000 on a bulk or flow basis other than any such Contract providing for such purchase or sale at the option of the Partnership, the Company or any Related Company, provided that any Contract excludable pursuant to this subsection need not be disclosed pursuant to any other subsection of this Section 4.18;

            (xiv) any Contract to purchase or sell Mortgage Loans, Collateral Certificates, or Securitization Receivables from, to, or with the Partnership, the Company or any Related Company for a total purchase or sale price in excess of $10,000,000, other than at the option of the Partnership, the Company or the Related Company, provided that any Contract excludable pursuant to this subsection need not be disclosed pursuant to any other subsection of this
Section 4.18;

            (xv) any Contract to sell Mortgage Loans or Collateral Certificates for more than $10,000,000 that include terms that may result in a requirement or obligation on the part of the Company or a Related Company to repurchase a Mortgage Loan due to regulatory non-compliance, failure to timely provide required trailing documents to the counterparty thereof or breach of the representations and warranties with respect to such Mortgage Loans or Collateral Certificates, provided that any Contract excludable pursuant to this subsection need not be disclosed pursuant to any other subsection of this Section 4.18; and

            (xvi) any Contract that, in the reasonable judgment of the Sellers or the Company, is otherwise material to the business of the Partnership, the Company or Related Companies.

      With respect to each such Contract described in the subsections immediately above, except as set forth in the Seller Disclosure Schedule, (i) each is a valid and binding obligation of the Partnership, the Company or the applicable Related Company and, to the best of the Sellers' Knowledge and the Company's Knowledge, of the applicable Contract Party or Parties, (ii) the Partnership, the Company or the applicable Related Company is not in breach or default thereof and, to the best of the Sellers' Knowledge and the Company's Knowledge, no event has occurred which would, with notice or the passage of time or both, constitute a breach or default by the Partnership, the Company or applicable Related Company, permit termination, modification or acceleration against the Partnership, the Company or the applicable Related Company thereunder, give any Contract Party the right to prevent the Partnership, the Company or the applicable Related Company from performing its obligations hereunder or result in a Lien upon any of the assets of the Partnership, the Company or any Related Company, (iii) neither the

Partnership, the Company or any Related Company, nor any Contract Party thereto, has repudiated or waived (other than waivers by Contract Parties which benefit the Partnership, the Company or the applicable Related Company) any material provision thereof, (iv) all amounts due and payable by the Partnership, the Company, or the applicable Related Company through the Closing Date pursuant thereto have been or will be paid other than amounts incurred in the ordinary course and not yet paid consistent with past practice and (v) to the best of the Sellers' Knowledge and the Company's Knowledge, no Contract Party thereto is in breach or default thereunder and no event has occurred which, with notice or the passage of time or both, would constitute a breach or default by such Contract Party, or would permit termination, modification or acceleration against such Contract Party thereunder. With respect to any lease disclosed pursuant to this
Section 4.18, all rents and other amounts currently due thereunder have been paid; except as disclosed in Section 4.18 of the Seller Disclosure Schedule, no waiver or indulgence or postponement of any obligation thereunder has been granted by any lessor or sublessor; none of the Partnership, the Company or any Related Company has entered into any sublease or assignment with respect to its interest as tenant in such lease; and none of Partnership, the Company or any Related Company has received any notice that it has breached any term, condition or covenant of such lease.

      4.19  EMPLOYEE MATTERS.

        (a) EMPLOYMENT INVESTIGATIONS. Except as disclosed in Section 4.10 or 4.19(a) of the Seller Disclosure Schedule, none of the Partnership, the Company or any Related Company has been within the last five (5) years, nor, to the best of the Sellers' Knowledge or the Company's Knowledge, is likely to become, the subject of or involved in any investigation, complaint or proceeding by the United States Department of Labor, the Office of Federal Contract Compliance, the Equal Employment Opportunity Commission, the National Labor Relations Board or any similar federal, state or local body dealing with any employment policies and practices of the Partnership, the Company or any Related Company or any Person currently employed by Partnership, the Company or any Related Company.

      (b) EMPLOYEES. The Partnership does not have any employees, and to the best of Seller's and the Company's Knowledge, has not had any employees since its formation. None of the Partnership, the Company or any Related Company is a party to or otherwise subject to any collective bargaining agreement or any other agreement with any labor union. There is no pending or, to the best of the Sellers' Knowledge or the Company's Knowledge, threatened attempt to unionize any Persons who currently are employed by the Partnership, the Company or any Related Company. None of the Partnership, the Company or any Related Company is the subject of or, to the best of the Sellers' Knowledge or the Company's Knowledge, threatened with any collective labor dispute or material grievance.

      4.20 BROKERS. No broker, investment banker, financial advisor or other Person, other than Morgan Stanley & Co. Incorporated, and the Company, pursuant to the Sales Fee Agreement, by and among EFS, the Partnership and the Company dated April 8, 1999, the fees and expenses of each of which will be paid by the Sellers, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers or any their Affiliates.


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


      4.21 NO UNDISCLOSED LIABILITIES. Except for (i) liabilities disclosed, adequately reserved for or otherwise specifically reflected in the Interim Financial Statements and the Partnership Financial Statements and (ii) liabilities incurred in the ordinary course of business consistent with past practice by the Partnership, the Company or any Related Company (and not in violation of any representation, warranty, covenant or other term or provision of this Agreement), none of the Partnership, the Company or any Related Company has incurred any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown and whether or not required to be shown on a balance sheet prepared in accordance with GAAP and there is no existing condition, situation or set of circumstances that reasonably could be expected to result in such liability or obligation.

      4.22 RECEIVABLES. All accounts receivable or other receivables of the Partnership, the Company and the Related Companies (other than Mortgage Loans and Securitization Receivables) represent the right to be paid for valid and bona fide sales, services rendered or other transactions actually made in the ordinary course of business. The reserves for doubtful accounts reflected in the Financial Statements have been established both in accordance with GAAP and consistent with the past practices of the Partnership, the Company and the Related Companies.

      4.23 POWERS OF ATTORNEY. Section 4.23 of the Seller Disclosure Schedule lists the names and addresses of all Persons holding a power of attorney on behalf of Partnership, the Company or any Related Company.

      4.24  REPORTS.

      [INTENTIONALLY OMITTED]

      4.25 DERIVATIVE TRANSACTIONS. Except as set forth in Section 4.25 of the Seller Disclosure Schedule, since June 30, 2000, none of the Partnership, the Company or the Related Companies has engaged in transactions in or involving forwards, futures, options on futures, swaps or other derivative instruments except as principal for purposes of hedging interest rate risk on U.S. dollar-denominated securities and other financial instruments. The financial position of the Partnership, the Company or Related Companies on a consolidated basis under or with respect to each such instrument has been reflected in the books and records of Partnership, the Company or the Related Companies in accordance with GAAP consistently applied, and no open exposure (I.E., exposure other than as a hedge against another exposure) of the Partnership, the Company or Related Companies with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exceeds $100,000.

      4.26 REMIC RESIDUAL INTERESTS. Except as set forth on Section 4.26 of the Seller Disclosure Schedule, none of the Partnership, the Company or any Related Company is the owner of any Securitization Receivable for any purpose, including for Tax purposes. Also set forth in Section 4.26 of the Seller Disclosure
Schedule is the estimate of the future cash flows and taxable income for the period January 1, 2000 through the scheduled maturity of the modeled Securitization Receivables owned by the Partnership as of January 1, 2000, which was prepared by the Partnership on April 11, 2000 using the software model purchased from PaineWebber Incorporated pursuant to an agreement dated April 8, 1999 ("Model"), utilizing the information available to the Partnership on April 1, 2000 (which consisted primarily of data provided to the Partnership by third parties) and based on certain hypothetical assumptions (the "Assumptions") as to the performance of the Securitization Receivables and of the mortgage loans underlying such Securitization Receivables, future interest rates and other factors which affect the cash flow and taxable income associated with the Securitization Receivables; provided, however, that no representation is made regarding the reliability or accuracy of the Model or such data provided by third parties or that Assumptions will coincide with actual market conditions or events and the parties acknowledge that the actual performance of the Securitization Receivables and the mortgage loans underlying the Securitization Receivables may not be consistent with the estimates shown on Section 4.26 of the Seller Disclosure Schedule. Further, any Securitization Receivables shown as owned by the Partnership, the Company or any Related Company on Section 4.26 of the Seller Disclosure Schedule are and will be treated as owned for tax purposes. There are no indemnities, make-wholes or similar contractual rights, or rescission rights or any other rights on the part of any Person to require the Partnership, the Company or any Related Company to re-acquire any Securitization Receivables formerly sold or transferred by them under any circumstances.

      4.27 STATEMENTS MADE. No representation, warranty or written statement made by the Sellers and the Company in this Agreement, in any Schedule or Exhibit to this Agreement, or in any written statement or certificate furnished by or on behalf of the Sellers and the Company to Purchasers pursuant to the terms of this Agreement, contains or will contain any misstatement of a material fact or omits or will omit to state a material fact necessary in order to make the representations, warranties and statements contained herein and therein not misleading in light of the circumstances in which they are made.


                                    ARTICLE V
                          MORTGAGE BANKING AND RELATED
                     REPRESENTATIONS OF SELLERS AND COMPANY

      Sellers, jointly and severally, make the representations and warranties set forth below (which representations and warranties are deemed effective as of the Effective Date and the Closing Date, except to the extent particular representations and warranties state that they are made as of specific dates and are not otherwise stated to be updated). Subject to Article XIV hereof, the Company also makes such representations and warranties but only insofar as they relate to the Company or the Related Companies (which representations and warranties are deemed effective as of the Effective Date and the Closing Date, except to the extent particular representations and warranties state that they are made as of specific dates and are not otherwise stated to be updated).

     5.1 PORTFOLIO INFORMATION; RELATED MATTERS.

     (a) The Sellers have previously delivered to Purchaser one or more tapes (magnetic media) which set forth the following information (which will be updated as of the Review Date and as of the Closing Date), with respect to each Mortgage Loan, including, but not limited to:

          (i)   the loan number of each such Mortgage Loan;

          (ii) the unpaid principal balance and original term to maturity of each such Mortgage Loan;

          (iii) the payment status of each such Mortgage Loan;

          (iv) the balance of the escrow account related to each such Mortgage Loan;

          (v) the monthly principal and interest payments for each such Mortgage Loan;

          (vi)  the monthly escrow payment for each such Mortgage Loan;

          (vii) the interest rate of each such Mortgage Loan, and whether such interest rate is adjustable;

          (viii) the state in which the property securing each such Mortgage Loan is located;

          (ix)   the identity of the Agency or Investor and any Pool number;

          (x)    whether such Mortgage Loan is secured by a first or other lien;

          (xi)   the gross servicing fee;

          (xii)  the guarantee fee, if any; and

          (xiii) if such loan is an Adjustable Rate Loan, the current interest rate, the next date (if any) upon which payments and interest rates are to be adjusted, the gross margin, the respective index and the maximum interest rate chargeable during the term of such loan.

          (b) The Sellers have previously delivered to Purchaser one or more tapes (magnetic media) which set forth the information on Section 5.1(b) of Seller Disclosure Schedule with respect to the Securitization Receivables and Collateral Certificates (which such tape or tapes will be updated as of the Review Date and as of the Closing Date).

          (c) The information furnished by the Sellers to Purchasers pursuant to Section 5.1(a) and (b) hereof was true and correct in all material respects as of the date furnished.

      5.2   ENFORCEABILITY OF AGREEMENTS.

      (a) A true and complete list of all Listed Agreements to which the Company or any Related Company is a party, other than Collateral Certificate Sale Agreements or Mortgage Loan Sale Agreements providing for a total sale price in each instance of $10,000,000 or less, and with respect to which any party has not yet completed performance thereunder (with "completed performance" meaning, in the case of a Listed Agreement for the purchase or sale of Mortgage Loans, Collateral Certificates, Securitization Receivables or Servicing, that the assets being purchased or sold have been delivered and the purchase price therefor paid), as of the Effective Date is set forth on Section 5.2(a) of the Seller Disclosure Schedule, which shall be updated as of the Closing Date. Each Listed Agreement sets forth all the terms and conditions of the rights of the Company or the Related Company against, and obligations to, the applicable Agencies, Contract Parties, Investors and Insurers, and, except as set forth on
Section 5.2(a) of the Seller Disclosure Schedule, there are no written or oral agreements that modify, supplement or amend any Listed Agreement required to be listed on Schedule 5.2(a) other than such modifications, supplements or amendments which would not materially affect the rights of the Company or the Related Company under the related Listed Agreement. Each Listed Agreement is a valid and binding obligation of the Company or the Related Company and, to the best of the Sellers' Knowledge and the Company's Knowledge, the Listed Agreement is in full force and effect, and is enforceable against the Company or the Related Company and each Contract Party thereto in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or at law).

      (b) Except as set forth in Section 5.2(b) of the Seller Disclosure Schedule, there is no default or breach by the Company or any Related Company under any Listed Agreement or under Applicable Requirements related thereto, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by the Company or the Related Company under Listed Agreement or the Applicable Requirements related thereto or would permit termination or modification of any Listed Agreement by a third party, without the consent of the Company or the Related Company. There is no pending or, to the best of the Sellers' Knowledge or the Company's Knowledge, threatened cancellation or partial termination of a Listed Agreement by a Contract Party.

      (c) Except as set forth in Section 5.2(c) of the Seller Disclosure Schedule, there exists no breach by the Company or any Related Company of a representation and warranty set forth in any Listed Agreement (each of which was made as of the date specified in such Listed Agreement), which breach gives rise to a repurchase, indemnification, or other remedy against the Company or the Related Company under such Listed Agreement.

      (d) Except as set forth in Section 5.2(d) of the Seller Disclosure Schedule, the rights of the Company or any Related Company related to Servicing under a Servicing Agreement to which the Company or Related Company is currently a party, including the right to receive Servicing Compensation, are owned by or for the account of the Company or the applicable Related Company free and clear of any Liens.

      5.3 ADVANCES. Each Advance has been duly and validly made and the Company or Related Company making such Advance has a right of reimbursement from the applicable Mortgagors, Investors, Insurers or otherwise. Each Advance is carried on the books of the Company or a Related Company at values determined in accordance with GAAP and, except as reflected in that value; is not subject to any set-off or claim that could be asserted against the Company or the Related Company, and neither the Company nor any Related Company has any notice from an Investor, Insurer or other appropriate party in which the Investor, Insurer or party disputes or denies a claim by the Company or the Related Company for reimbursement in connection with any Advance. Except as set forth in Section 5.3 of the Seller Disclosure Schedule, there are no pooling, participation, servicing or other agreements to which the Company or any of the Related Companies is a party which obligates it to make servicing advances with respect to defaulted or delinquent Mortgage Loans, other than as expressly provided in the Servicing Agreements, Master Servicing Agreements or Certificate Administration Agreements.

      5.4 NO RECOURSE. Except with respect to those Mortgage Loans listed in
Section 5.4 of the Seller Disclosure Schedule (which is provided as a matter of disclosure only and not as a limitation on liability for purposes of Section
11.1 of this Agreement), none of the Servicing Agreements or Securitization Instruments provide for Recourse to the Company or any Related Company.

      5.5 MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES. Except as set forth in
Section 5.5 of the Seller Disclosure Schedule and except, with respect to Portfolio Loans only, those breaches of representations and warranties contained in Section 5.5(b), (c), (d), (e), or (g) resulting from facts or circumstances in existence at the time the Company or any Related Company acquired such Portfolio Loan from a third party ("existing defects") and as to which the Company or any Related Company both (i) did not obtain protection against the risk of loss pertaining to such existing defects from the seller of such Portfolio Loan, or if it did obtain such protection, it did not rely on such protection as documented by the related purchase approval memorandum, and (ii) specifically discounted the purchase price for such Portfolio Loan or the aggregate pool of loans to account for such existing defects:

      (a) INVESTOR/INSURER REQUIREMENTS. There exists no fact or circumstance that would entitle any Insurer or Investor to (i) demand either repurchase of any Mortgage Loan or the related Mortgaged Property or indemnification for losses from the Company or any Related Company, (ii) impose sanctions, penalties or special requirements in respect of any Mortgage Loan on, Company or any Related Company, or (iii) rescind any insurance policy or reduce insurance benefits in respect of any Mortgage Loan (other than payments with regard to the Mortgage Loan). There exist no facts or circumstances that would entitle an Investor or any Person to demand repurchase of a Previously Disposed Loan, a Previously Disposed Servicing Right, a Securitization Receivable or Collateral Certificate or that would entitle an Insurer to demand indemnification from a Related Company with respect to any Previously Disposed Loan, Previously Disposed Servicing Right, Securitization Receivable or Collateral Certificate.

      (b) ENFORCEABILITY OF MORTGAGE LOAN. Each Mortgage Note and the related Mortgage Instrument are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditor's rights and the discretion of a court to grant specific performance of contracts or other equitable remedies. Each Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage Instrument, or the exercise of any right thereunder, render the Mortgage Note or the Mortgage Instrument unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

      (c) MORTGAGE INSURANCE OR GUARANTY. Each Mortgage Loan that is represented by any Related Company to have FHA insurance is, or is eligible in the normal course of business to be, insured by FHA pursuant to the National Housing Act. Each Mortgage Loan that is represented by the Related Company to be guaranteed by VA is, or is eligible in the normal course of business to be, guaranteed by VA pursuant to the Serviceman's Readjustment Act. If required by the applicable Investor, each Conventional Loan is, or prior to the Closing Date will be, insured as to payment defaults by a PMI policy in the amount required, and by an Insurer approved by the applicable Investor. All provisions of such PMI policy have been and are being complied with, such PMI policy is in full force and effect and all premiums due thereunder to be paid on or prior to the Closing Date will be paid by the obligated party by the Closing Date. There are no defenses, counterclaims, or rights of set-off affecting the validity or enforceability of any PMI policy covering a Mortgage Loan. Any Mortgage Loan which obligates the Mortgagor thereunder to maintain a PMI policy obligates the Mortgagor to pay all premiums and charges in connection therewith. The interest rate on each Mortgage Loan under which the Mortgagor is obligated to maintain a PMI policy is net of any such insurance premium.

      (d) COMPLIANCE WITH LAWS. Each Related Company (and the Originator and any Prior Servicer for which any Related Company is legally responsible) has complied with respect to each Mortgage Loan held by it, and the Mortgage Loans comply, with every Applicable Requirement and every Applicable Law, including, without limitation, the fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting, and every other prohibition against unlawful discrimination in residential mortgage lending or governing consumer credit, and also including, without limitation, the Real Estate Settlement Procedures Act of 1974 and Regulation X, Consumer Credit Reporting Act, Equal Credit Opportunity Act of 1975 and Regulation B, Fair Credit Reporting Act, Truth in Lending Act and Regulation Z, Flood Disaster Protection Act of 1973 and any applicable regulations related thereto, state consumer credit statutes and regulations, all as amended.

      (e) DAMAGE, CONDEMNATION. Except as disclosed on Section 5.5(e) of the Seller Disclosure Schedule, which schedule shall be updated as of the Closing Date, as of the Effective Date there exists no physical damage to any Mortgaged Property or REO from fire, flood, windstorm, earthquake, tornado, hurricane or any other similar casualty, which physical damage would cause any Mortgage Loan to become delinquent or materially and adversely affect the value or marketability of any Mortgage Loan, the Servicing Rights or any Mortgaged Property or REO or the eligibility of any Mortgage Loan for insurance benefits, or the amount of insurance benefits, provided by any Insurer. There is no proceeding pending for the total or partial condemnation of, or eminent domain with respect to, any Mortgaged Property or REO and the Related Companies have no knowledge that all or any part of any Mortgaged Property or REO has been or will be condemned.

      (f) ORIGINATION, SALE AND SERVICING PRACTICES. The origination, purchase, sale, servicing and securitization practices used by the applicable Related Company (or any Originator and/or any Prior Servicer for which any Related Company is responsible) with respect to each Mortgage Loan comply with Applicable Requirements.

      (g) HAZARDOUS MATERIAL. Neither any Related Company nor any Prior Servicer has engaged in any activity that involves or involved the generation, use, manufacture, treatment, transportation, storage in tanks or otherwise, or disposal of Hazardous Material on or from any Mortgaged Property or REO and no
(i) presence, release, threatened release, discharge, spillage or migration of Hazardous Material in violation of any existing Applicable Requirement, (ii) condition that has resulted in any use, ownership or transfer restriction, or
(iii) condition of actual nuisance, has occurred on or from any such Mortgaged Property or REO.

      (h) ADJUSTABLE RATE LOANS. With respect to each Adjustable Rate Loan, each of the Related Companies and each Prior Servicer has (i) properly and accurately entered into its system, or subsequently corrected, all data required to service the Mortgage Loan in accordance with all Applicable Requirements,
(ii) properly and accurately adjusted or subsequently corrected, the mortgage interest rate on each interest adjustment date, (iii) properly and accurately adjusted, or subsequently corrected, the monthly payment on each payment adjustment date, (iv) properly and accurately calculated, or subsequently corrected, the amortization of principal and interest on each payment adjustment date, in each case in compliance with all Applicable Requirements, and (v) executed and delivered any and all necessary notices required under, and in a form that complies with, all Applicable Requirements regarding interest rate and payment adjustments.

      Purchasers acknowledge that Sellers and the Company do not necessarily have actual knowledge with respect to the matters addressed in this Section 5.5, and Sellers acknowledge that the representations and warranties made in this
Section 5.5 are intended to allocate risk of loss to Sellers for the purposes of
Article XI hereof.

      5.6 MORTGAGE BANKING QUALIFICATION. Except as set forth in Section 5.6 of the Seller Disclosure Schedule, each of the Company and the Related Companies:
(a) to the extent required for the conduct of its business is approved (i) by FHA as an approved mortgagee and servicer for FHA Loans, (ii) by VA as an approved lender and servicer for VA Loans, (iii) by FNMA and FHLMC as an approved seller/servicer of first lien Mortgage Loans, and (iv) by GNMA as an authorized issuer and approved servicer of GNMA-guaranteed mortgage-backed securities and (b) has all other material certifications, authorizations, licenses, permits and other approvals, including, without limitation, those required by State Agencies, that are necessary to conduct the Company's and the Related Companies' business as it presently is being conducted (the approvals set forth in this Section 5.6 being collectively referred to as "Licenses" and are listed on Section 5.6 of the Seller Disclosure Schedule). Litton Loan Servicing LP is an approved "Alternative Loan Servicer" and "Residential Special Servicer" by Standard & Poor's Corporation and is rated "RSS1" as a Special Servicer, and "RPS2" as a Primary Servicer--Subprime Loans and Primary Servicer--HLTV Loans by Fitch IBCA. The Company and each Related Company has complied with, and is in compliance with all requirements relating to, all such Licenses, and none of the Company or any Related Company knows of challenges against, nor any threatened suspension, cancellation or invalidation of, nor any material penalties (including fines or refunds) under, any such License. Except as set forth in Section 5.6 of the Seller Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will affect the validity of any such License, and all such Licenses will remain in full force and effect immediately after the Closing Date. The Company and each Related Company has complied with, and is in compliance with all requirements relating to, all such Licenses, and the Company and each Related Company knows of no challenges against, nor any threatened suspension, cancellation or invalidation of, nor any material penalties (including fines or refunds) under any such License.

      5.7 CUSTODIAL ACCOUNTS. All Custodial Accounts required to be maintained by the Related Companies have been established and continuously maintained in all material respects in accordance with Applicable Requirements. Except as to payments which are past due under the Mortgage Loans, all Custodial Account balances required by the Mortgage Loans and paid to the Related Companies for the account of the Mortgagors under the Mortgage Loans have been credited to the appropriate account and have been retained in and disbursed from the appropriate account in accordance with the Applicable Requirements. With regard to Mortgage Loans that provide for Mortgage Escrow Payments, the Related Companies and, to the best of the Sellers' Knowledge and the Company's Knowledge, each Originator and Prior Servicer, in all material respects, has (i) computed the amount of such payments in accordance with Applicable Requirements, (ii) paid on a timely basis all charges and other items to be paid out of the Mortgage Escrow Payments, and when required by the applicable Servicing Agreement has advanced its own funds to pay such charges and items, and (iii) delivered to the related Mortgagors the statements and notices required by Applicable Requirements in connection with the Custodial Accounts, including without limitation statements of taxes and other items paid out of the Mortgage Escrow Payments and notices of adjustments to the amount of the Mortgage Escrow Payments.

      5.8 INQUIRIES. Section 5.8 of the Seller Disclosure Schedule contains a true and correct list of each written notice of an audit, investigation, report or complaint in respect of the Company or any Related Companies by any Agency, Investor or Insurer received by any Related Company since JANUARY 1, 1997, which asserted a material failure to comply with Applicable Law or resulted in (a) a repurchase by the Company or the Related Companies from such Agency, Investor or Insurer of five or more Mortgage Loans and/or REO acquired as a result of defaults under five or more Mortgage Loans in any period equal to or less than one year, (b) indemnification of Investors or Insurers by the Related Companies in connection with five (5) or more Mortgage Loans as a result of related problems or defects in any period equal to or less than one year, (c) rescission of an insurance or guaranty contract or agreement applicable to five (5) or more Mortgage Loans as a result of related problems or defects in any period equal to or less than one year, (d) payment of a material penalty by the Company or any Related Company to any Agency, Insurer or Investor or (e) restrictions on the activities or commitment authority of any Related Company that are currently in effect. Except as set forth in Section 5.8 of the Seller Disclosure Schedule and except for customary ongoing quality control and monitoring examinations or reviews, no such audit, investigation, report or complaint is pending.

      5.9 IRS REPORTS. The Related Companies have filed or will file all IRS forms that are required to be filed with respect to all Servicing for activity that occurred on or before December 31, 1999.

      5.10 SECURITIZATION TRANSACTIONS. Each of the Company and the Related Companies has complied with all agreements and all conditions to be performed or satisfied by it with respect to all agreements and arrangements to which it is a party with regard to Securitization Transactions (such agreements and arrangements are collectively referred to as the "Securitization Instruments"). Each Securitization Issuer, Securitization Trustee and Servicer has performed all of its respective obligations for which the Company or any Related Company is responsible under Securitization Instruments and under the Securities Exchange Act or any other existing law relating to Securitization Transactions, and has made all filings required to be made by or under the Securities Exchange Act. No Securitization Issuer, Securitization Trustee or Servicer has taken any action which would adversely affect the characterization or tax treatment for federal, state or local income or franchise tax purposes of any Securitization Entity or any securities issued in a Securitization Transaction for which the Company or any Related Company is responsible, and all required federal, state and local tax and information returns relating to any Securitization Transaction for which the Company or any Related Company is responsible which were required to have been filed before the Effective Date have been properly filed.

      5.11 CERTAIN DUE DILIGENCE. With respect to any REMIC residual interest that has previously been sold by the Partnership, adequate due diligence was performed by the Partnership at the time of such sale to ensure that the tax ownership of such REMIC residual interest was appropriately transferred pursuant to Treasury Regulation Section 1.860E-1(c).


                                   ARTICLE VI
              GENERAL REPRESENTATIONS AND WARRANTIES OF PURCHASERS

      Purchasers, jointly and severally, make the representations and warranties set forth below (which representations and warranties are deemed effective as of both the Effective Date and the Closing Date):

      6.1 ORGANIZATION. Each Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware.

      6.2 AUTHORITY. Each Purchaser has full corporate power and authority to execute and deliver this Agreement and any documents, agreements and instruments to be executed and delivered by it pursuant to or in connection with this Agreement and to perform its obligations and consummate the transactions contemplated hereunder and thereunder. The execution and delivery by each Purchaser of this Agreement and any documents, agreements or instruments to be executed and delivered by it pursuant to or in connection with this Agreement, and the consummation of the transactions and the performance of the obligations contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of each Purchaser, and no other proceedings on the part of either Purchaser are necessary to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by each Purchaser and constitutes a valid and legally binding agreement of each Purchaser, enforceable against each Purchaser in accordance with its terms, and the other documents, agreements and instruments to be delivered by each Purchaser pursuant to this Agreement will, when executed and delivered, be duly and validly executed by each Purchaser and constitute valid and legally binding obligations of each Purchaser, enforceable against each Purchaser in accordance with their terms, except as affected by any bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

      6.3 NON-CONTRAVENTION. The execution and delivery of this Agreement and any document, agreement or instrument to be executed pursuant to this Agreement by each Purchaser does not, and the consummation by each Purchaser of the transactions contemplated hereby and thereby and the performance by each Purchaser of the obligations which it is obligated to perform hereunder and thereunder will not, (i) violate any provision of the organizational documents of either Purchaser or (ii) assuming that all consents, authorizations, orders or approvals of, filings or registrations with, and notices to, each Governmental Authority listed in Section 6.4 of the Purchaser Disclosure Schedule and all Third Party Consents listed in Section 6.4 of the Purchaser Disclosure Schedule have been obtained or made, (A) violate in any respect any Applicable Law or (B) violate, result in the termination or the acceleration of, or conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material Contract to which either Purchaser is a party or by which any of its assets or properties is bound or affected.

      6.4 CONSENTS. Except as described in Section 6.4 of the Purchaser Disclosure Schedule, no consent, authorization, approval, waiver, order, license, certificate or permit or act of or from, or notice to, any Governmental Authority or private party, any Rating Agency, any party to any Contract to which the Purchasers are a party or by which any of their respective assets or properties are bound or affected, or any other Person is required for (i) the execution and delivery of this Agreement or any document, agreement or instrument required to be executed pursuant to or in connection with this Agreement by the Purchasers and (ii) the consummation by the Purchasers of the transactions contemplated hereby and thereby.

      6.5 BROKERS. No broker, investment banker, financial advisor or other Person other than J.P. Morgan or The Chotin Group is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of either of the Purchasers or any of their Affiliates.

      6.6 NO REGULATORY IMPEDIMENT. Purchasers are not aware of any fact relating to their business, operations, financial condition or legal status that could reasonably be expected to impair their ability to obtain, on a timely basis, all consents, approvals, licenses and permits from Governmental Authorities necessary for the consummation of the transactions contemplated hereby.

      6.7 SECURITIES LAWS. Purchasers are acquiring the Partnership Interests for investment and not with a view to their resale or distribution. Neither of the Purchasers, nor any Person acting on their behalf, has done anything which would cause the offer and sale of the Partnership Interests in the manner contemplated herein to require registration of such offer and sale under the Securities Act.

      6.8 AVAILABILITY OF FUNDS. The Purchasers have, or have available under credit agreements in effect on the Effective Date, all the funds the Purchasers will require to pay the Purchase Price and to fulfill all their other obligations under this Agreement, and the Purchasers have no reasonable basis to believe that they will not have on the Closing Date all the funds they will require to pay the Purchaser Price and to fulfill all their other obligations under this Agreement.

      6.9 LITIGATION. There is no Litigation pending or, to the best of the knowledge of either Purchaser, threatened against either of the Purchasers or any of their Affiliates seeking to prevent or delay completion of the transactions which are the subject of this Agreement or to recover Damages if those transactions are completed.

                                   ARTICLE VII
                                    COVENANTS


      7.1 CONDUCT OF BUSINESS.

      (a) Except as contemplated by this Agreement, or except with the consent of RFC, from the Effective Date to the Closing Date (or the earlier termination of this Agreement in accordance with its terms), the Sellers agree to use commercially reasonable efforts to cause the Partnership, the Company and each Related Company to, and the Company agrees to, and to use its commercially reasonable efforts to cause each Related Company to, conduct its business and operations in the ordinary and usual course consistent with past practice, prudent business practice, and Applicable Requirements, including, but not limited to, maintaining its methods of doing business, valuing its financial assets, hedging, risk management policies and hiring policies, and remaining in compliance with all covenants in its debt instruments.

      (b) From the Effective Date to the Closing Date, EFS agrees not to approve, and to cause the Partnership and its designees and appointees not to approve, any matter requiring the consent or approval of the Executive Committee of the Company, the Board of Managers of the Company or the Members of the Company, except with the consent of RFC; provided, however, that RFC shall use commercially reasonable efforts, including making available from time to time, those Persons designated on Section 7.1(b) of the Purchaser Disclosure Schedule, to respond to requests for consent from EFS pursuant to this subsection 7.1(b) in a timely manner, taking into account the nature of the matter for which consent is requested and the market circumstances then prevailing; provided further, that a failure by RFC to respond to any such request shall in no event be deemed to a consent to the requested matter. Sellers shall not be required to update the Seller Disclosure Schedule to reflect any matters approved by RFC pursuant to this subsection 7.1(b).

      (c) From the Effective Date to the Closing Date, Sellers agree to cause the Partnership not to take any action, enter into any transaction, or make any election, except with the consent of RFC or as otherwise contemplated by this Agreement.

      (d) The Sellers and the Company shall promptly advise Purchasers in writing of any change or development or combination of changes or developments that would cause the representations and warranties in Article IV or V to be untrue in any material respect;

      (e) The Sellers, the Partnership, the Company and Related Companies shall not establish or otherwise incur any intercompany payables, receivables, loans, cash overdrafts, advances and other similar accounts between the Related Companies, on the one hand, and the Sellers or any of their Affiliates, on the other hand, except for matters in the ordinary course of business, and to the extent such items will be satisfied on or before the Closing;

      (f) Notwithstanding the fact that such action might otherwise be permitted pursuant to this Section 7.1, and other than with respect to actions taken by Sellers for the purposes of reaching or attempting to reach an agreement for a Competing Transaction, the Sellers and the Company shall not, nor shall they permit any Related Company to, take any action that would or could reasonably be expected to result in any of the conditions to the obligations of Purchasers set forth in this Agreement not being satisfied or that would materially impair the ability of the Sellers to consummate the transactions contemplated herein in accordance with the terms hereof or that would materially delay such consummation.

      7.2 ACCESS TO RECORDS, ETC.

      (a) The Sellers and the Company agree to permit Purchasers and their accountants, counsel and other authorized representatives to have, during the period from the Effective Date to the Closing Date, reasonable access to the premises, books and records of the Sellers, the Partnership, the Company and the Related Companies and all other information in the possession of the Sellers, the Partnership, the Company, and the Related Companies with respect to the business, affairs, financial condition, assets and liabilities of the Sellers, the Partnership, the Company and the Related Companies, as Purchasers may from time to time reasonably request, and to make copies of such books, records and other documents during normal business hours. The Sellers agree to use commercially reasonable efforts to, and the Company agrees to make available to Purchasers upon reasonable advance notice and during normal business hours, the employees of the Partnership, the Company and Related Companies, as Purchasers may reasonably request, provided that such availability shall not interfere with the normal operations of the Partnership, the Company and the Related Companies. Except as otherwise agreed to by the Sellers or the Company, as applicable, any information heretofore or hereafter obtained from the Sellers or the Partnership, the Company or any Related Company by either Purchaser or its representatives shall be subject to the terms of the Confidentiality Agreements (with information received by either Purchaser or its representative being deemed to be received by RFC and RFC Sub and being subject to all the terms of the Confidentiality Agreements to the same extent as though it were a party to them), and such information shall be held by Purchasers and their representatives in accordance with the terms of the Confidentiality Agreements; provided that after the Closing the Confidentiality Agreements shall not apply to any such information relating solely to the Partnership.

      (b) Purchasers agree that following the Closing Date, the Sellers and their attorneys, accountants, officers and other representatives shall have reasonable access, during normal business hours, provided that such access shall not interfere with the normal operations of the Partnership, the Company and the Related Companies, to the books and records of the Partnership, the Company and the Related Companies may from time to time reasonably request to the extent they relate to a period prior to the Closing Date (and shall permit such Persons to examine and copy such books and records to the extent reasonably requested by such party) in connection with regulatory compliance, indemnification claim verification, pending or threatened litigation, financial reporting and tax matters (including financial and tax audits and tax contests) and other similar business purposes.

      (c) No investigation by Purchasers shall affect the representations and warranties, covenants or indemnification obligations of the Sellers and the Company which are contained herein and each such provision shall survive such investigation.

      (d) During the period from the date of this Agreement to the Closing Date or termination of this Agreement in accordance with its terms, the Sellers and the Company will cause one or more of their designated representatives to confer periodically with representatives of Purchasers and to report the general status of the ongoing operations of the Partnership, the Company and the Related Companies. The Sellers and the Company will promptly notify Purchasers of any material change in the business or operation of the Partnership, the Company and the Related Companies and of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material Litigation involving the Partnership, the Company or Related Company, and will keep Purchasers fully informed of such events. Starting immediately after the date hereof, the Sellers and the Company shall cause the Partnership, the Company and the Related Companies to promptly provide Purchasers monthly unaudited balance sheets and income statements and such other reports and materials as are normally prepared and provided to the Partnership, or the Board of Managers or Executive Committee of the Company, and such other reports as otherwise may be reasonably requested by Purchasers. Any such reports and materials shall be provided to Purchasers subject to the terms of the Confidentiality Agreements.

      7.3 TAKING OF NECESSARY ACTION.

      (a) Each of the parties hereto agrees to use commercially reasonable efforts to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including all actions which are necessary to cause the conditions in Article VIII to be fulfilled.

      (b) The Sellers shall, at their sole cost and expense: (i) as soon as practicable after the Effective Date, file or cause to be filed all such applications, notices, registrations and requests as may be required or advisable to be filed by it with any party with whom the Partnership, the Company or any Related Company is in contract privity, including all applications for Agency and Investor and other Third Party consents, and with any Governmental Authorities, in connection with the transactions contemplated hereby, (ii) furnish Purchasers with copies of all documents (except documents or portions thereof for which confidential treatment has been requested or given) and correspondence (A) prepared by or on behalf of the Sellers, the Partnership, the Company or any Related Company for submission to any Governmental Authorities or (B) received by or on behalf of the Sellers, the Partnership, the Company or any Related Company from any Governmental Authority, in each case in connection with the transactions contemplated hereby, and (iii) use its commercially reasonable efforts to consult with and keep Purchasers informed as to the status of such matters.

      (c) Purchasers shall use commercially reasonable efforts to cooperate with the Sellers in the preparation and filing of all applications, notices, registrations and responses to requests for additional information from Governmental Authorities and any parties whose Third Party Consent the Sellers seek in connection with the transactions contemplated by this Agreement, including providing such information as the Sellers may reasonably request for inclusion in such applications, notices, registrations and responses. The Sellers and Purchasers shall each pay one-half the cost of any HSR filing. Purchasers shall have the right to review and to approve all forms of consents to be used by the Sellers to obtain all Investor consents necessary to consummate the transactions contemplated by this Agreement.

      (d) The Purchasers and the Sellers will each make as promptly as practicable the filing, if any, they are required to make under HSR with regard to the transactions which are the subject of this Agreement and each of them will use commercially reasonable efforts (including providing information to the Federal Trade Commission or the Department of Justice) to cause the waiting periods under HSR to be terminated or to expire as promptly as practicable. The Purchasers and Sellers will each provide information and cooperate in all other respects to assist the other of them in making its filing under HSR if one is required.

      (e) The Sellers agree to cause, no later than the Closing Date: (i) the asset shown as "Due From Parent" on the Partnership Financial Statements to be transferred out of the Partnership; (ii) the liability shown as "Due to C-Bass" on the Partnership Financial Statements to be transferred out of the Partnership or fully discharged; (iii) $1,100,000 of cash to be transferred into an account of the Partnership to fund a portion of the line item shown as "Other Liabilities" on the Partnership Financial Statements; (iv) all unfunded liabilities of the Partnership incurred between June 30, 2000 and the Closing Date to be fully funded; and (v) all amounts borrowed by EFS from the Partnership between June 30, 2000 and the Closing Date to be fully repaid.

      7.4 NON COMPETITION AND RELATED MATTERS.

      (a) Neither the Sellers nor any of their Affiliates shall at any time after the Effective Date make use of, disclose or divulge to any Person any information of a proprietary, secret or confidential nature relating to the Partnership, the Company or the Related Companies, except that such information may be disclosed (i) where necessary, to any Person in connection with the obtaining of the consents contemplated or required by the terms of this Agreement, (ii) if required by court order, decree or any Applicable Law (provided the Person with respect to which confidential information is being disclosed, to the extent permitted, has been given sufficient notice thereof so as to be in a position to seek an appropriate protective order), (iii) during the course of or in connection with any litigation or claim with respect to obligations or liabilities relating to the Partnership, the Company or the Related Companies prior to Closing, including any governmental investigation, arbitration or other proceeding in connection therewith, (iv) if required in connection with any regulatory, governmental or related investigation, inquiry or proceeding or any regulatory compliance requirements imposed upon the Sellers or any of their Affiliates, (v) to Rating Agencies or (vi) as required to comply with law or the rules of a stock exchange or automated securities quotation system on which securities of either of the Sellers or any of their Affiliates are listed or quoted.

      (b) The Sellers agree that, for a period of three (3) years from and after the Closing Date, neither the Sellers nor any Affiliate of the Sellers will: (i) directly or indirectly solicit, induce or attempt to induce any officer or employee of the Partnership, the Company or any Related Company to leave the employ of any of such entities, (ii) directly or indirectly solicit any Person (including without limitation any broker or correspondent) to terminate or limit such Person's contractual and/or business relationships with the Partnership, the Company or any Related Company or any of their respective successors, or
(iii) directly or indirectly engage in any business activity in competition with any of the lines of business of the Partnership, the Company or any Related Company as of the Closing Date.

      7.5 PUBLIC ANNOUNCEMENTS. Unless otherwise required by law or applicable rules of a stock exchange or automated securities quotation system, prior to the Closing Date, no news release or other public announcement pertaining to the transactions contemplated by this Agreement shall be made by or on behalf of any party hereto without the prior approval of the other parties hereto. Unless otherwise required by law or applicable rules of a stock exchange or automated securities quotation system, no news release or other public announcement shall be made by or on behalf of a party hereto regarding the financial terms of this Agreement without the prior approval of the other parties hereto. In the event that a party hereto is required by law or applicable rules of a stock exchange or automated securities quotation system to make a public announcement pertaining to the transactions contemplated by this Agreement or regarding the financial terms of this Agreement, such party shall exercise its reasonable efforts to permit the other party to review the announcement prior to the time that the announcement is made. For purposes of this Section 7.5 public announcements required by law shall include, without limitation, disclosures that are required in connection with securities laws or regulatory approvals required to be obtained in connection with the transactions contemplated by this Agreement. In this regard, the parties shall make a joint public announcement of the transactions contemplated hereby in a form mutually agreed upon by RFC, EFS and the Company.

      7.6 FURTHER ASSURANCES. Each party hereto shall cooperate with the others, and execute and deliver, or use commercially reasonable efforts to cause to be executed and delivered, all such instruments, and to make all filings with and to obtain all consents, approvals or authorizations of any governmental or regulatory authority or any other Person under any permit, license, agreement, indenture or other instrument, and take all such other actions as such party may reasonably be requested to take by the other parties hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the transactions contemplated hereby.

      7.7 NON-SOLICITATION. From and after the Effective Date, Sellers shall not directly or indirectly solicit, and Sellers shall prevent any of their Affiliates from directly or indirectly soliciting, by means of direct mail, telephone or personal solicitation, the Mortgagors of any of the Mortgage Loans
(a) for purposes of prepayment or refinancing or modification of such Mortgage Loans, except as may be required by Investor loss mitigation requirements; or
(b) for any financial services or products, including, but not limited to, (i) checking and savings accounts, certificates of deposit, safe deposit boxes, automatic teller machines, second mortgage loans, equity source accounts, personal loans and credit cards, and (ii) ordinary life, ordinary health, credit life, credit health, credit unemployment and any other forms of group or individual insurance coverages. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by Sellers or their Affiliates which are directed to the general public at large, or segments thereof, provided that no segment shall consist primarily of the Mortgage Loans, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements, shall not constitute solicitation under this Section 7.7.

      7.8   INSURANCE.

        (a) To the extent that (i) any insurance policies controlled by the Sellers and their Affiliates ("Sellers' Insurance Policies") cover any loss, liability, claim, damage or expense relating to the Company and the Related Companies or their respective business, assets and current or former employees ("Company Liabilities") and relate to or arise out of occurrences prior to the Closing Date and (ii) Sellers' Insurance Policies continue after the Closing to permit claims to be made thereunder with respect to Company Liabilities relating to or arising out of occurrences prior to the Closing Date ("Company Claims"), the Sellers shall cooperate and cause their Affiliates to cooperate with Purchasers, the Company and the Related Companies in submitting Company Claims (or pursuing Company Claims previously made) on behalf of Purchasers, the Company or the Related Companies under the Sellers' Insurance Policies.

      (b) To the extent that, after the Closing Date, Purchasers or the Sellers require any information regarding claim data, payroll or other information which the other of them possesses or controls in order to make filings with insurance carriers, the Sellers shall promptly supply such information to Purchasers and Purchasers shall promptly supply such information to the Sellers, as the case may be.


                                  ARTICLE VIII
                            CONDITIONS TO THE CLOSING

      8.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of Purchasers and the Sellers hereunder are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

      (a) NO INJUNCTION. At the Closing Date there shall be no (i) injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction in effect that restrains or prohibits the purchase of the Partnership Interests, or (ii) pending action, suit or proceeding brought by any Governmental Authority or third party which seeks to restrain or prohibit the purchase of the Partnership Interests.

      (b) REGULATORY AUTHORIZATIONS; THIRD PARTY CONSENTS. Each consent, authorization, order, approval or License listed in Section 4.4 or 5.6 of the Seller Disclosure Schedule and Section 6.4 of the Purchaser Disclosure Schedule shall have been obtained and any applicable waiting period in respect thereof shall have expired or been terminated on or before the Closing Date.

      (c) HSR APPROVAL. Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under HSR shall have expired or been terminated, and no action shall have been instituted by the U.S. Department of Justice or U.S. Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

      (d) GROSS ADJUSTMENT AMOUNT. The Gross Adjustment Amount shall have been determined, provided that, in the event that the Gross Adjustment Amount is subject to a dispute being resolved in accordance with Section 2.3, the time by which this condition must be satisfied shall be extended to a date two (2) business days after the resolution of such dispute.

      (e) WAIVER. Purchasers shall have received waivers executed by the holders of all outstanding Membership Interests other than Sellers with respect to the exercise of any tag along sale rights and rights of first refusal provided for in the Company LLC Agreement.

      8.2 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PURCHASERS. The obligation of Purchasers to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions:

      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers and the Company contained in Articles IV and V of this Agreement shall be true and correct in all material respects as of the Effective Date and as of the Closing Date as though made at and as of the Closing Date (except to the extent that any representation and warranty is made as of a specific date prior to the Closing Date, in which case such representation and warranty shall be true and correct as of such date); PROVIDED, HOWEVER, that for purposes of determining the satisfaction of the condition contained in this clause (a), no effect shall be given to any exception in any individual representation and warranty relating to materiality or a "Material Adverse Effect".

      (b) PERFORMANCE OF COVENANTS. The Sellers and the Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by them prior to or at the Closing Date.

      (c) CERTIFICATES. Purchasers shall have received separate certificates of the Sellers and the Company dated the Closing Date, executed on behalf of the Sellers and the Company, to the effect that the conditions specified in Sections 8.2(a) and 8.2(b) have been fulfilled.

      (d) RESIGNATIONS. Purchasers shall have received duly signed resignations, effective immediately following the Closing, of all Sellers' designated members of the board of managers, officers or directors of the Company or any Related Company.

      (e) LEGAL OPINIONS. Purchasers shall have received legal opinions of Clifford Chance Rogers & Wells LLP or other counsel reasonably acceptable to the Purchasers, dated as of the Closing Date, in form and substance reasonably satisfactory to Purchasers, and containing customary assumptions and conditions.

      (f) MATERIAL ADVERSE CHANGE. No fact or circumstance shall have occurred with respect to EFS, the Partnership, the Company or any Related Company that has, or reasonably is likely to have, a Material Adverse Effect.

      (g) MARKET CONDITIONS. There shall not have occurred any material disruption or any material adverse change in the banking, financial, mortgage or capital markets generally.

      (h) DELIVERIES. The Sellers and the Company shall have complied with each and every one of their obligations to deliver documents, materials, tapes and information set forth in Articles II, III, V and VII and delivered such other certificates and documents as Purchasers and their counsel shall reasonably request, including confirmation that the Partnership continues to own a 45.94% Membership Interest in the Company.

      (i) RETENTION OF KEY EMPLOYEES. (i) The officers and key employees of the Company and the Related Companies identified in Section 8.2(i) of the Purchaser Disclosure Schedule shall not have resigned or indicated their intention to do so, and (ii) no more than two (2) officers and key employees of the Company and the Related Companies identified in Section 8.2(i)(ii) of the Purchaser Disclosure Schedule shall have resigned or indicated their intention to do so.

      (j) LEASE. Sellers shall have executed an indemnification agreement with the Company in form and substance satisfactory to Purchasers and the Company providing for indemnification of the Company in the event that there is any change in the terms of the lease or sublease, including, but not limited to the duration thereof, the square footage covered thereby, or amounts payable thereunder, for the continued use of the office space currently subleased by Company from EFS, at 335 Madison Avenue, New York, New York, and the furniture, fixtures and equipment currently leased by Company from EFS. Such indemnification agreement shall be deemed satisfactory to the Company if it provides for indemnification of the Company for all costs and expenses arising as a result of any change in the duration of such lease or sublease, the amounts payable thereunder, or the square footage covered thereby. The satisfaction of this condition may not be waived by the Purchasers without the consent of the Company.

      (k) JOINDER. The Partnership shall have executed a joinder agreement establishing the Partnership as a member in good standing and the holder of 45.94% of the outstanding Membership Interests.

      8.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF SELLERS. The obligation of the Sellers to consummate the transaction contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions:

      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchasers contained in Article VI of this Agreement shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date; PROVIDED, HOWEVER, that for purposes of determining the satisfaction of the condition contained in this clause (a), no effect shall be given to any exception in any individual representation and warranty relating to materiality or a "Material Adverse Effect".

      (b) PERFORMANCE OF COVENANTS. Purchasers shall have performed in all material respects all obligation and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by them prior to or at the Closing Date.

      (c) CERTIFICATE. The Sellers shall have received a certificate of Purchasers, dated the Closing Date, executed on behalf of Purchasers, to the effect that the conditions specified in sections 8.3(a) and 8.3(b) have been fulfilled.

      (d) LEGAL OPINIONS. Sellers shall have received a legal opinion of the General Counsel of RFC, dated as of the Closing Date, in form and substance reasonably satisfactory to Purchasers, and containing customary assumptions and conditions.

       (e) DELIVERIES. The Purchasers shall have complied with each and every one of their obligations to deliver documents, materials and information set forth in Articles II, III and VII and delivered such other certificates and documents as Sellers and their counsel shall reasonably request.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

      9.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

      (a)   by mutual written consent of the Sellers and Purchasers;

      (b) by either the Sellers or the Purchasers upon written notice given to the other in the event of a material breach or material default in the performance by such other party of any representation, warranty, covenant or agreement contained in this Agreement, which has not been, or cannot be, cured within 30 days after written notice thereof, describing such breach or default in reasonable detail, is given by the terminating party to the breaching or defaulting party;

      (c) by either the Sellers or the Purchasers upon written notice to the other in the event that (i) any request or application for a requisite approval shall have been denied or withdrawn at the request or recommendation of the Governmental Authority which must grant such approval; provided, that neither the Sellers nor Purchasers shall have the right to terminate this Agreement pursuant to this Section 9.1(c) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the agreements of such party set forth herein or
(ii) any Governmental Authority (including any court of competent jurisdiction), the consent of which is necessary for the consummation of the transactions contemplated hereby, shall have issued an order, decree or ruling or taken any other official action enjoining or otherwise prohibiting the transactions contemplated by this Agreement or denying approval of any application or notice for approval to consummate such transactions, and such order, decree, ruling or other action shall have become final and non-appealable; or

      (d) by Purchasers or Sellers upon the occurrence of a Competing
Transaction;

      (e) by the Purchasers or Sellers if the Closing does not occur by December 31, 2000 or, in the event that the Gross Adjustment Amount is subject to a dispute being resolved in accordance with Section 2.3 on December 31, 2000, if the Closing does not occur by the date that is two(2) business days after resolution of such dispute.

      9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided above, this Agreement (other than this Section 9.2) shall become void and of no further force and effect and, other than in the event of a termination pursuant to Section 9.1(b), (d) or (e), there shall be no duties, liabilities or obligations of any kind or nature whatsoever on the part of any party hereto to the other parties based either upon this Agreement or the transactions contemplated hereby, except that the obligations of the parties referred to in Section 7.5 and under the Confidentiality Agreements, shall continue to apply following any such termination of this Agreement. In the event of the termination of this Agreement by the Sellers or the Purchasers pursuant to Section 9.1(d), then Sellers shall pay to Purchasers U.S. $4.0 million as liquidated damages. Sellers shall also give written notice to Purchasers of any such Competing Transaction, which notice shall be given immediately after executing any agreement providing for the Competing Transaction, and which shall set forth the parties to and the terms and conditions of the Competing Transaction. In the event of the termination of this Agreement by Purchasers or Sellers pursuant to Section 9.1(e), unless terminated (i) by Sellers as a result of a failure by Purchasers to fulfill the conditions in Section 8.3, or (ii) by Purchasers as a result of a failure by Sellers to fulfill the conditions in
Section 8.1(a) or 8.2(g) of this Agreement, Sellers shall pay to Purchasers U.S. $2.0 million as liquidated damages; PROVIDED, HOWEVER, Sellers shall pay Purchasers an additional U.S. $2.0 million in the event that either of the Sellers enter into an agreement for a Competing Transaction on or prior to December 31, 2001. Subject to Article XIV hereof, in the event Sellers or Purchasers terminate this Agreement pursuant to section 9.1(b), then the terminating party shall have the right to sue the breaching party for any and all Damages sustained or incurred as a result of such breach and termination.

                                    ARTICLE X
                                   TAX MATTERS

      10.1 RETURNS. The Sellers shall have the obligation to file or cause to be filed all Tax Returns that are required to be filed by or with respect to the Partnership for all taxable years or other taxable periods, or portions thereof, ending on or prior to the Closing Date ("Pre-Closing Periods"). Purchasers will have the obligation to prepare all Tax Returns relating to the Overlap Period. Purchasers and the Sellers shall in good faith take all available measures so that all Tax periods with respect to the Partnership end on or immediately prior to the Closing Date. No later than 60 days prior to the due date for the filing of any Tax Return with respect to any Pre-Closing Periods (taking account of extensions), Sellers shall (1) provide the Purchasers with a draft of such Tax Return and (2) provide the Purchasers with access to all records of the Partnership in Sellers' possession or control reasonably necessary to enable the Purchasers and their representatives to evaluate the draft Tax Returns provided with such notice. No later than 45 days prior to the due date for the filing of such Tax Return, the Purchasers shall notify Sellers of any reasonable objections the Purchasers may have to any items set forth in such draft Tax Return. Purchasers and Sellers agree to consult and resolve in good faith any such objection, it being understood and agreed that in the absence of any such resolution, either party may submit the issue in dispute to a nationally recognized accounting firm mutually acceptable to Purchasers and Sellers (the "Independent Accountant") and the Purchasers and Sellers shall request that the Independent Accountant, within 30 days after such submission, determine and report to the Sellers and Purchasers upon such disputed items, and such determination shall be final, binding and conclusive on Purchasers and Sellers. The fees of any Independent Accountant shall be borne half by Purchasers and half by Sellers. Purchasers and Sellers shall indemnify the Independent Accountant in connection its services, provided the Independent Accountant acts in good faith and without gross negligence.

      10.2 CONTESTS. The Sellers and their duly appointed representatives shall have the exclusive authority to control any audit or examination by any taxing authority, initiate any claim for refund, amend any Tax Return and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of or relating to any liability of the Partnership or its partners for all Pre-Closing Periods; PROVIDED, HOWEVER, that neither Purchasers nor any of their duly appointed representatives shall without the prior written consent of the Sellers, which consent shall not be unreasonably withheld, enter into any settlement of any contest or otherwise compromise any issue that affects or may affect the tax liability of the Sellers or any of their Affiliates for Pre-Closing Periods. Purchasers and their duly appointed representatives shall have the exclusive authority to control any audit or examination by any taxing authority, initiate any claim for a refund, amend any Tax Return and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of or relating to any liability of the Partnership or its partners for Taxes for any taxable year or other taxable period ending after the Closing Date; PROVIDED, HOWEVER, that neither Sellers nor any of their duly appointed representatives shall, without the prior written consent of the Purchasers, which consent shall not be unreasonably withheld, enter into any settlement of any contest or otherwise compromise any issue that affects or may affect the Tax liability of the Purchasers or any of their Affiliates for any taxable year or other taxable period or portion thereof ending on or after the Closing Date.

      10.3  PAYMENT OF TAXES.

      (a) Taxes of the Partnership that relate to any taxable year or other taxable period beginning on or before the Closing Date and ending after the Closing Date (the "Overlap Period") shall be apportioned between the portion of such period ending on the Closing Date and the portion of such period beginning after the Closing Date on the basis of an interim closing of the books as of the Closing Date (the "Closing Balance Sheet and Income Statement"), and based on accounting methods, elections and conventions that do not have the effect of distorting income or expenses. The Closing Balance Sheet and Income Statement shall be prepared by the Company not later than 60 days after the Closing Date, and provided for the Sellers and the Purchasers. The Sellers shall pay to Purchasers or the appropriate taxing authority the Taxes calculated with respect to the portion of the Overlap Period ending on the Closing Date (as determined by the Sellers and Purchasers using the procedure set forth under Section 10.1), but any such payment required by the Sellers shall be reduced by the amount of such Taxes already paid by the Sellers or any Affiliate of the Sellers (including, without limitation, the Partnership) on or prior to the Closing Date or accrued or otherwise reflected as a liability for such period on the Closing Balance Sheet and Income Statement.

      (b) Except as otherwise provided in this Section, the Sellers agree to indemnify and hold harmless Purchasers against all Taxes of or with respect to the Partnership for all taxable years or other taxable periods ending on or prior to the Closing Date and, with respect to any Overlap Period, the portion of such taxable year or other taxable period ended on the Closing Date; if and to the extent that the amount of such Taxes would, in any case or in the aggregate, exceed the aggregate amount of recorded liability accruals for Taxes reflected on the Closing Balance Sheet and Income Statement.

      (c) After the Closing Date, the participation of the Partnership in all Tax sharing agreements and other Tax sharing arrangements with respect to taxable years ending on or prior to the Closing Date to which the Sellers, or any Affiliate of the Sellers (other than the Partnership), on the one hand, and the Partnership on the other, are parties shall be terminated and none of the Sellers, the Purchasers or the Partnership shall have any continuing obligation to make any payment thereunder.

      (d) The parties hereto agree that all indemnification payments under
Section 10.3 shall be treated as adjustments to the Purchase Price.

      10.4  NOTICES.

      (a) Purchasers shall promptly forward to the Sellers (and to the Company to the extent it involves the Company) all written notifications and other communications from any taxing authority received by Purchasers or any of their Affiliates relating to any Tax audit or other proceeding relating to the Tax liability of or with respect to the Partnership, the Company or the Related Companies with regard to any Pre-Closing Period or Overlap Period. The failure of Purchasers to give the Sellers such written notice shall excuse the Sellers from their obligations under Section 10.3 with respect to any increased Tax liability directly or indirectly attributable to the subject matter of any such written notification or other communication, but only to the extent that such failure on the part of Purchasers (a) results in a Tax liability greater than the Tax liability owing by the Sellers or their Affiliates had such failure not occurred or (b) otherwise adversely affects the ability of the Sellers to defend the action.

      (b) Sellers shall promptly forward to the Purchasers (and to the Company to the extent it involves the Company) all written notifications and other communications from any taxing authority received by Sellers or any of their Affiliates relating to any Tax audit or other proceeding relating the Tax liability of or with respect to the Partnership, the Company or the Related Companies with regard for an Overlap Period or a period which begins after the Closing Date. The failure of the Sellers to give the Purchasers such written notice shall excuse the Purchasers from their obligations under Section 10.3 with respect to any increased Tax liability directly or indirectly attributable to the subject matter of any such written notification or other communication, but only to the extent that such failure on the part of Sellers (a) results in a Tax liability greater than the Tax liability owing by the Purchasers or their Affiliates had such failure not occurred or (b) otherwise adversely affects the ability of the Purchasers to defend the action.

      10.5 COOPERATION. Purchasers shall provide the Sellers and their designees with such assistance as may reasonably be requested by the Sellers, or any such designee, in connection with the preparation of any Tax Return, audit or judicial or administrative proceeding or determination relating to liability for Taxes of or with respect to the Partnership, including, but not limited to, access to the books and records, and the assistance of the officers and employees, of the Partnership and, to the extent they can do so, of the Company and the Related Companies. Sellers shall provide the Purchasers and their designees with such assistance as may reasonably be requested by the Purchasers, or any such designee, in connection with the preparation of any Tax Return, audit or judicial or administrative proceeding or determination relating to liability for Taxes of or with respect to the Partnership, including, but not limited to, access to the books and records, and the assistance of the former officers and employees, of the Partnership and, to the extent they can do so, of the Company and the Related Companies. Purchasers and the Sellers acknowledge that any and all information obtained in connection with the preparation of any Tax Return, audit or judicial or administrative proceeding or determination pursuant to this Section 10.5 is of a confidential nature and that all such information shall be used only for the purposes set forth in the immediately preceding sentence.

      10.6 TRANSFER TAXES. All stamp, transfer, documentary, sales, use, registration and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the transactions contemplated hereby (collectively, the "Transfer Taxes") shall be paid by the Sellers, and the Sellers shall, at their own expense, properly file on a timely basis all necessary Tax Returns and other documentation with respect to any Transfer Tax and provide to Purchasers evidence of payment of all Transfer Taxes.

                                   ARTICLE XI
                           INDEMNIFICATION BY SELLERS

      11.1 INDEMNIFICATION. In addition to and not in limitation of the indemnities provided in Article X (which Article sets forth the exclusive remedy of Purchasers and the Sellers in respect of the matters covered thereby) from and after the Closing Date, subject to the other provisions of this Article XI, the Sellers shall indemnify Purchasers and the Partnership and each of their respective current, former and future officers, directors, agents and employees (collectively, the "Indemnified Purchaser Entities") and hold each of them harmless from and against, and agrees to assume liability for, any and all Damages suffered, paid or incurred by any Indemnified Purchaser Entity, arising from or in connection with or resulting from:

      (a) any breach of any of the representations and warranties made by the Sellers or the Company to Purchasers in this Agreement,

      (b) any breach by the Sellers or the Company of any covenant, obligation or agreement of the Sellers or the Company contained in this Agreement;

      (c) any third party claims or costs reasonably incurred by Purchasers to avoid or otherwise mitigate Damages in connection with any facts, matters or circumstances which, in the reasonable judgment of the Purchasers, could result in a third party claim against either Purchaser, in either case resulting from, based on or arising out of, directly or indirectly, in whole or in part, the operation of the business of the Partnership, the Company or the Related Companies prior to the Closing Date;

      (d) any of the matters referred to in Section 11.1(d) of the Purchaser Disclosure Schedule (the "Retained Liabilities"); and

      (e) VA No Bids, and Buydowns resulting from or made to avoid a VA No Bid, in connection with any VA guaranteed Mortgage Loan owned by the Company or a Related Company on the Closing Date with respect to which Foreclosure proceedings have been initiated within two (2) years after the Closing Date, including a Buydown Loss.

For the purposes of establishing whether any matter is indemnifiable pursuant to this Section 11.1, or whether any representation or warranty in this Agreement has been breached, the accuracy of the representations and warranties made in this Agreement shall be determined without giving effect to any updates after the Effective Date to any disclosure on the Seller Disclosure Schedule, or the Purchaser Disclosure Schedule, as the case may be, which adds information which was not set forth on such Disclosure Schedule delivered as of the Effective Date.

      11.2  INDEMNIFICATION PROCEDURE.

        (a) If an Indemnified Purchaser Entity believes that a claim, demand or other circumstance exists that has given or may reasonably be expected to give rise to a right of indemnification under this Article XI (whether or not the amount of Damages relating thereto is then quantifiable), such Indemnified Purchaser Entity shall promptly assert its claim for indemnification by giving a Claim Notice to the Sellers. Each Claim Notice shall describe the claim in reasonable detail. The failure to so notify the Sellers shall not relieve the Sellers of any obligation to indemnify any Indemnified Purchaser Entity unless the Sellers demonstrate that such failure materially prejudices the rights or increases the liability of the Sellers with respect to the claim to which the Claim Notice relates and then the Sellers' obligation to indemnify shall be reduced only by the amount that they actually have been damaged thereby.

      (b) If any claim or demand by an Indemnified Purchaser Entity under this
Article XI relates to an action or claim filed or made against an Indemnified Purchaser Entity by a third party, except as otherwise provided herein, the Sellers may elect at any time to negotiate a settlement or a compromise of such action or claim or to defend such action or claim, in each case at their sole cost and expense (subject to the last sentence of this Section 11.2(b)) and with their own counsel, provided that such counsel is satisfactory to the Indemnified Purchaser Entity in the exercise of its reasonable discretion. If (i) within ten
(10) days of receipt from an Indemnified Purchaser Entity of any Claim Notice with respect to a third-party action or claim, the Sellers (A) advise such Indemnified Purchaser Entity in writing that the Sellers will not elect to defend, settle or compromise such action or claim or (B) fail to make such an election to defend, settle, or compromise such action or claim in writing, (ii) the Indemnified Purchaser Entity reasonably believes that the assumption of the defense or prosecution of all or a portion of such action or claim is necessary to assure that its right or ability to enforce any portion of the Mortgage Loans or Servicing or its other mortgage loans or servicing rights or to assure that its method of doing business or its authority and approvals to service or originate loans are not materially impaired or its reputation, or (iii) Purchasers reasonably determine that there likely exists a material conflict between the interests of the Indemnified Purchaser Entities and the interests of the Sellers, such Indemnified Purchaser Entity may, at its option, defend, settle or otherwise compromise or pay such action or claim and the costs and expenses arising out of the defense, settlement or compromise of any such action or claim shall be Damages subject to indemnification hereunder. If the Indemnified Purchaser Entity shall elect to exercise such right, the Sellers shall have the right to participate in, but not control, the defense, compromise or settlement of such third party claim at its sole cost and expense. Each Indemnified Purchaser Entity shall make available to the Sellers all information reasonably available to such Indemnified Purchaser Entity relating to such action or claim. In addition, the parties hereto shall render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such action or claim. The party in charge of the defense shall keep the other party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the Sellers elect to defend any such action or claim, then the Indemnified Purchaser Entity shall be entitled to participate in such defense with the counsel of its choice, which shall be reasonably acceptable to the Sellers, at such Indemnified Purchaser Entity's sole cost and expense. Neither the Sellers nor the Indemnified Purchaser Entity shall be entitled to settle, compromise or otherwise dispose of any action or claim of more than $10,000 without the written consent of the other, which consent shall not be unreasonably withheld or delayed. The Sellers shall not settle, compromise or otherwise dispose of any action or claim that imposes any non-monetary obligation on any Indemnified Purchaser Entity without Purchasers' consent, which may be given or withheld in their sole discretion.

      (c) If an indemnification claim made under this Article XI involves a matter other than a third party claim, the Sellers shall have thirty (30) days after receipt of the Claim Notice to object to such claim by delivery of a written notice of objection to the Indemnified Purchaser Entities, specifying in reasonable detail the basis of such objection. Failure to timely so object shall constitute a final and binding acceptance of the indemnification claim by the Sellers, and the claim shall be paid in accordance with Section 11.2(d) hereof.

      (d) The Sellers shall pay any claim for which they are liable hereunder within thirty (30) days after the receipt of a Claims Notice. If the Sellers dispute any portion of a Claims Notice, they shall pay the undisputed portion while negotiating the disputed portion. In the event the Sellers do not make a payment when due under the terms of this Agreement, interest shall be paid on such payment at a rate per annum (using a 365 day year) of ten percent (10%) and such interest shall be calculated from the date the payment was due to the date of payment. Acceptance by an Indemnified Purchaser Entity of such interest shall not constitute a waiver of any rights such party may have against the other for breach of the Agreement or for failure to make payment when due.

      11.3 LIMITATION ON LIABILITY. Notwithstanding anything to the contrary contained in this Article XI, the Indemnified Purchaser Entities shall not be entitled to indemnification pursuant to this Article XI with respect to any claim for indemnification pursuant to Section 11.1 as follows:

      (a) (i) with respect to any claim of indemnification pursuant to Section 11.1(a) (to the extent the relevant representation or warranty was made in Article IV or Section 5.11), if the related Claim Notice is not received on or before the date that is three years after the Closing Date or to the extent the aggregate Damages which are the subject of those claims exceed $40,000,000, but in the case of a claim made for breach of Section 4.10, after giving effect to the application of the $500,000 threshold set forth in subsection (ii)(A) below; except notwithstanding the above: (A) with respect to matters covered by Section
4.13 or 4.14, Article X or Section 5.11, time limit for delivery of a Claim Notice will expire 30 days after expiration of the applicable statute of limitations with respect to the subject matter of the claim and there will be no limitation on the amount of aggregate Damages; and (B) with respect to matters covered by Sections 4.1 or 4.8, there shall be no time limit for delivery of a Claim Notice, but there will be no indemnity to the extent the aggregate Damages exceed the Purchase Price, and

            (ii) with respect to any claim for indemnification pursuant to
Section 11.1(a), (to the extent the relevant representation or warranty was made in Article V, except for Section 5.11, or in Section 4.10 to the extent provided for below), if the related Claim Notice is not received by Sellers on or before the date that is ten years after the Closing Date or, with respect to Investor requests for the repurchase of a Mortgage Loan, the term of the affected Mortgage Loan, as the case may be, and there will be no indemnity to the extent the aggregate Damages exceed the Purchase Price; except notwithstanding the above: (A) no Claim Notice shall be sent with respect to a breach of Section 5.5 regarding a Portfolio Loan or a breach of Section 4.10 regarding Litigation related to an individual mortgage loan, mortgaged property, or REO until Damages to the Company for such breaches aggregate in excess of $500,000, and then only to the extent of such excess with Damages being measured for these purposes in the case of a breach of Section 5.5 regarding a Portfolio Loan as a loss with respect to, or the reduced value of, a Portfolio Loan from the book value reflected in the Interim Financial Statements, or the purchase price thereof, if acquired after June 30, 2000, in either event without giving effect to any further write downs other than to reflect payments received; and (B) with respect to matters covered by Section 5.6, there shall be no time limit for delivery of a Claim Notice or limitation on the amount of aggregate Damages; and

      (b) with respect to any claim for indemnification pursuant to Section 11.1(c), if the related Claim Notice is not received within three years of the Closing Date, and there will be no indemnity to the extent the aggregate Damages exceed the Purchase Price.

      (c) with respect to any claim for indemnification pursuant to Sections 11.1(b), (d) or (e), there shall be no time limit for delivery of a Claim Notice or limitation on the amount of aggregate Damages.

      (d) The indemnification provided for in Section 11.1, subject to the limitations in this Section 11.3, is the sole remedy to which either of the Purchasers is entitled because of any breach of the representations and warranties of the Sellers in this Agreement, except in the case of fraud.

      11.4 DAMAGES TO COMPANY. Notwithstanding any other provisions of this Agreement, except Section 8.2(j) and Article XIV, to the extent Damages consist of Damages to the Company or a Related Company (whether because the assets of the Company or a Related Company are not as represented and warranted, because facts are not as represented or warranted, or otherwise), the liability of the Sellers under this Article XI will be 45.94% of the Damages suffered by the Company or the Related Company.

                                   ARTICLE XII
                          INDEMNIFICATION BY PURCHASER

      12.1 INDEMNIFICATION. In addition to and not in limitation of the indemnities provided in Article X (which Article sets forth the exclusive remedy of Purchasers and the Sellers in respect of the matters covered thereby), from and after the Closing Date, subject to the other provisions of this Article XII, Purchasers agree to indemnify the Sellers and their Affiliates and each of their respective current, former and future officers, directors, agents and employees (collectively, the "Indemnified Seller Entities") and to hold each of them harmless from and against, and agree to assume liability for, any and all Damages, suffered, paid or incurred by any Indemnified Seller Entity arising from, in connection with or resulting from any breach by Purchasers of any covenant, obligation or agreement of Purchasers contained in this Agreement due to be performed by Purchasers after the Closing Date.

      12.2  INDEMNIFICATION PROCEDURE.

      (a) If an Indemnified Seller Entity believes that a claim, demand or other circumstance exists that has given or may reasonably be expected to give rise to a right of indemnification under this Article XII (whether or not the amount of Damages relating thereto is then quantifiable), such Indemnified Seller Entity shall promptly assert its claim for indemnification by giving a Claim Notice to Purchasers. Each Claim Notice shall describe the claim in reasonable detail. The failure to so notify Purchasers shall not relieve Purchasers of any obligation to indemnify any Indemnified Seller Entity unless such failure materially prejudices the rights or increases the liability of Purchasers with respect to the claim to which the Claim Notice related and then Purchasers' obligation to indemnify shall be reduced only by the amount that it actually has been damaged thereby.

      (b) If any claim or demand by an Indemnified Seller Entity under this
Article XII relates to an action or claim filed or made against an Indemnified Seller Entity by a third party, except as otherwise provided herein, Purchasers may elect at any time to negotiate a settlement or a compromise of such action or claim or to defend any such action or claim, in each case at their sole cost and expense (subject to the last sentence of this Section 12.2(b)) and with their own counsel; provided that such counsel is satisfactory to the Indemnified Seller Entity in the exercise of its reasonable discretion. If, within ten (10) days of receipt from an Indemnified Seller Entity of any Claim Notice with respect to a third party action or claim, Purchasers (i) advise such Indemnified Seller Entity in writing that Purchasers will not elect to defend, settle or compromise such action or claim, or (ii) fail to make such an election to defend, settle, or compromise such action or claim in writing, such Indemnified Seller Entity may (subject to Purchasers' continuing right of election in the preceding sentence), at its option, defend, settle or otherwise compromise or pay such action or claim. Unless and until Purchasers make an election in accordance with this Section 12.2(b), all of such Indemnified Seller Entity's reasonable costs and expenses arising out of the defense, settlement or compromise of any such action or claim shall be Damages subject to indemnification hereunder to the extent provided herein. Each Indemnified Seller Entity shall make available to Purchasers all information reasonably available to it relating to such action or claim. In addition, the parties shall render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such action or claim. The party in charge of the defense shall keep the other party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If Purchasers elect to defend any such action or claim, then the Indemnified Seller Entity shall be entitled to participate in such defense with counsel of its choice, which shall be reasonably acceptable to Purchasers, at such Indemnified Seller Entity's sole cost and expense. Neither Purchasers nor the Indemnified Seller Entity shall be entitled to settle, compromise or otherwise dispose of any action or claim of more than $10,000 without the written consent of the other, which consent shall not be unreasonably withheld or delayed.

      12.3 LIMITATION ON LIABILITY. Notwithstanding anything to the contrary contained in this Article XII, the Indemnified Seller Entities shall not be entitled to indemnification pursuant to this Article XII with respect to any claim for indemnification pursuant to Section 12.1:

            (i) the Claim Notice with respect to which is not received on or before the date that is three (3) years after the Closing Date; or

            (ii) for aggregate Damages for all such claims in excess of $40 million.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

      13.1 NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given if delivered personally, transmitted by facsimile (and telephonically confirmed), mailed by registered or certified mail with postage prepaid and return receipt requested, or sent by commercial overnight courier, courier fees prepaid, to the parties at the following addresses:

      (a)   if to Purchasers:

            Residential Funding Corporation
            8400 Normandale Lake Blvd., Suite 600
            Minneapolis, MN  55437
            Attn: Ken Duncan, Managing Director

            with copies to:

            Kirkpatrick & Lockhart LLP 1800 Massachusetts Avenue, N.W.
            Suite 200
            Washington, D.C. 20036
            Attn: Laurence E. Platt, Esq.

            and

            Residential Funding Corporation
            8400 Normandale Lake Blvd., Suite 600
            Minneapolis, MN  55437
            Attn: General Counsel


      (b)   if to the Sellers:

            Enhance Financial Services Group Inc.
            335 Madison Avenue
            New York, NY 10017
            Attn: Samuel Bergman, Esq., General Counsel

      with copies to

            Clifford Chance Rogers & Wells LLP
            200 Park Avenue
            New York, NY 10166
            Attn: David W. Bernstein, Esq.

      (c)   if to the Company

            Credit-Based Asset Servicing and Securitization, LLC
            335 Madison Avenue, 19th Floor
            New York, New York 10017
            Attn: Chief Executive Officer
                  General Counsel
      with copies to:

            Schulte Roth & Zabel LLP
            900 Third Avenue
            New York, N.Y. 10022
            Attn:  Paul N. Watterson, Esq.

or to such other Person or address as any party shall specify by notice in writing to the other parties in accordance with this Section 13.1. All such notices or other communications shall be deemed to have been received on the date of the personal delivery or facsimile transmission (with telephone confirmation) or on the third Business Day after the mailing or dispatch thereof by first class mail from within the United States of America; provided that notice of change of address shall be effective only upon receipt.

      13.2 INTERPRETATION. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      13.3  AMENDMENT AND MODIFICATION; WAIVER.

      (a) This Agreement and the Disclosure Schedules hereto may not be amended except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

      (b) At any time prior to the Closing Date, any party hereto which is entitled to the benefits hereof may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracy in the representations and warranties of the other party contained herein or in any schedule hereto or in any document delivered pursuant hereto, or (iii) waive compliance with any of the agreements of the other party or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed and delivered on behalf of such party.

      13.4 ENTIRE AGREEMENT. This Agreement (including the Disclosure Schedules, Exhibits and any agreement executed by (a) the Sellers or any Affiliate of the Sellers and (b) Purchasers or any Affiliate of Purchasers on the Effective Date) and the Confidentiality Agreements constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, including a letter dated August 25, 2000 from RFC to Morgan Stanley & Co. Incorporated which was signed by EFS.

      13.5 FEES AND EXPENSES. None of the expenses incurred or to be incurred by the Sellers in connection with this Agreement and the consummation of the transactions contemplated hereby (including all fees and expenses for services rendered by any attorneys, accountants, investment bankers and other advisors and agents of the Sellers in connection with the transactions contemplated hereby) shall be expended by, or accrued or otherwise reflected on the books and records of, the Partnership, the Company or the Related Companies.

      13.6 THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to confer upon any Person (including, without limitation, employees of the Sellers, the Partnership, the Company or the Related Companies) other than the parties hereto or the Exonerated Parties with respect to Article XIV, or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      13.7 ASSIGNMENT; BINDING EFFECT. This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

      13.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof.

      13.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.


                                   ARTICLE XIV
                        CONCERNING THE EXONERATION OF THE
                        COMPANY AND THE RELATED COMPANIES

      14.1 ACCOMMODATION. The Company is a party to this Agreement at the request of the Purchasers who desired that the Company carefully review the representations and warranties in Article IV (insofar as they apply to the Company) and in Article V as well as the covenants in Sections 2.3 and 7.1 hereof (such review is herein referred to as the "Review"). The Purchasers assured the Company that the Company's becoming a party hereto for the purposes of the Review would not result in any liability or obligation on the part of the Company nor would the Purchasers be entitled to assert a claim against the Company on account of the Review other than with respect to the Section 2.3 Obligations, as defined below. The Sellers, with respect to any liability or obligation to them as a result of the Company becoming a party hereto or the Review, made an equivalent assurance. As an accommodation to the Purchasers, the Company, with the concurrence of its equity owners (a majority of the equity interests in the Company being owned by persons other than the Sellers), agreed to become a party to this Agreement on the condition that this Article XIV be added to this Agreement. The Purchasers and the Sellers acknowledge that the addition of Article XIV was the sole reason for the Company's becoming a party to this Agreement and that but for the addition of this Article XIV the Company would not have become a party to this Agreement. This paragraph is included in
Article XIV to memorialize the circumstances under which Article XIV was added to this Agreement and as an aid in the construction of the following provisions of Article XIV.

      14.2 EXONERATION. Each of RFC, RFC Sub, EFS and Enhance GP acknowledges and agrees, on behalf of itself and any person claiming by or through any of them (and taking into account the provisions of Section 13.6 to the effect that there are no third party beneficiaries of this Agreement), that notwithstanding anything in this Agreement, any other instrument or any law (including statutes, common law and regulations) (such law is hereinafter collectively referred to as "Law") to the contrary, that:

      (a) with the sole exception of the obligations of the Company expressly set forth in Section 2.3, as modified by the provisions of subsection (e) below, (such obligations as so modified are herein referred to as the "Section 2.3 Obligations"), this Agreement creates no obligation, duty or liability of any nature, legal or otherwise, on the part of the Company, any of the Related Companies or any member (other than the Sellers as provided pursuant to this Agreement), member of a member, officer, manager or employee of any of the Company, or any of the Related Companies (such persons are collectively referred to herein as the "Exonerated Persons"), any such obligation, duty or liability that would have arisen in the absence of this Article XIV, whether under Law , contract or otherwise, being expressly waived by each of RFC, RFC Sub, EFS and Enhance GP;

      (b) other than with respect to the Section 2.3 Obligations, there shall be no obligation duty or liability of any nature, legal or otherwise, on the part of any Exonerated Person arising from, in connection with, or resulting from the Review, any such obligation, duty or liability that would have arisen in the absence of this Article XIV, whether under Law, contract or otherwise, being expressly waived by each of RFC, RFC Sub, EFS and Enhance GP;

      (c) except for any breach of the Section 2.3 Obligations, claims for which may be asserted only against the Company (and not against any other Exonerated Person) by RFC and RFC Sub, none of RFC, RFC Sub, EFS or Enhance GP will assert any claim against any Exonerated Person arising from, in connection with, or resulting from this Agreement or the Review (such a claim is herein referred to as a "Prohibited Claim");

      (d) if despite the provisions of subsection (c) above, any of RFC, RFC Sub, EFS or Enhance GP assert a Prohibited Claim, the person asserting the Prohibited Claim shall indemnify and hold harmless each Exonerated Person against whom the Prohibited Claim has been asserted from all liabilities, costs and expenses (including the costs and expenses of investigating and defending against such prohibited Claim, which shall encompass reasonable attorneys' fees and expenses) arising therefrom; and

      (e) the obligations of the Company under Section 2.3 hereof shall be deemed by this subsection (e) to be modified such that there shall be no breach thereof unless it is demonstrated that the Company did not perform such obligations in good faith.

       It is the express intention of the parties, and regardless of whether a different result may occur under Section 13.8 hereof, that the provisions of this Section shall be construed as broadly as possible to provide the maximum possible benefit to the Exonerated Persons and that any ambiguity in such provisions shall be resolved in favor of the Exonerated Persons.


                  [SIGNATURES CONTAINED ON THE FOLLOWING PAGES]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their respective officers hereunto duly authorized all on the Effective Date.

                              PURCHASERS:

                              RESIDENTIAL FUNDING CORPORATION

                              By: /s/ KEENEN DAMMEN
                                  --------------------------

                              Name:   KEENEN DAMMEN
                                  --------------------------

                              Title:  MANAGING DIRECTOR
                                  --------------------------



                              RFC Acquisition Corp.

                              By: /s/ KEENEN DAMMEN
                                  --------------------------

                              Name:   KEENEN DAMMEN
                                  --------------------------

                              Title:  MANAGING DIRECTOR
                                  --------------------------



                  [SIGNATURES CONTINUED ON THE FOLLOWING PAGES]

                   [SIGNATURES CONTINUED FROM PRECEDING PAGES]

                              SELLERS:

                              ENHANCE FINANCIAL SERVICES GROUP INC.

                              By: /s/ DANIEL GROSS
                                  ---------------------------------------
                              Name:   DANIEL GROSS
                                  ---------------------------------------
                              Title:  PRESIDENT & CEO
                                  ---------------------------------------



                              ENHANCE C-BASS RESIDUAL FINANCE CORPORATION

                              By: /s/ J. KEITH BAKER
                                  ---------------------------------------
                              Name:   J. KEITH BAKER
                                  ---------------------------------------
                              Title:  SENIOR VICE PRESIDENT
                                  ---------------------------------------



                  [SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

                   [SIGNATURES CONTINUED FROM PRECEDING PAGES]

                              COMPANY:

                              CREDIT-BASED ASSET SERVICING AND
                              SECURITIZATION LLC

                              By:  /s/ SAUL I. SANDERS
                                  ---------------------------------------
                              Name:    SAUL I. SANDERS
                                  ---------------------------------------
                              Title:   COO
                                  ---------------------------------------